UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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March 29, 2019

Dear Stockholders:

On behalf of the Board of Directors, we invite you to attend Alaska Air Group’s 2019 Annual Meeting of Stockholders, which will be held on Thursday, May 9, 2019, beginning at 2 p.m. Pacific Daylight Time.  This year’s annual meeting will once again be a completely virtual meeting, which will be conducted via live webcast.  You can attend via the Internet at www.proxyvote.com, where you will be able to vote and submit questions electronically prior to and during the meeting.  You will also be able to dial-in via telephone to ask questions during the meeting.  Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.

In addition to the EDGAR version of the 2019 Proxy Statement, we have produced an interactive proxy statement that is organized to make our governance provisions, executive compensation disclosures, proposals, and other key information easy to find and evaluate.  The interactive proxy statement can be accessed at www.alaskaair.com under About Alaska/Investor Relations.

We hope you will join us on May 9 as we discuss Alaska Air Group’s 2018 financial and operational performance and vote on issues of importance to our company and to you.  Whether or not you choose to participate on meeting day, your vote is important, and we encourage you to cast your ballot in one of the ways outlined in this Proxy Statement.

Sincerely,

Patricia M. Bedient	Bradley D. Tilden
Lead Independent Director	Chairman and Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The Board of Directors of Alaska Air Group, Inc. (Air Group or the Company) is soliciting proxies for the 2019 Annual Meeting of Stockholders (the Annual Meeting).  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  Please read it carefully.

DATE:	Thursday, May 9, 2019
TIME:	2 p.m. Pacific Daylight Time
VIRTUAL MEETING ACCESS:	www.proxyvote.com
MATTERS TO BE VOTED ON:

1.    Election of the 11 nominees named in this Proxy Statement to the Board of Directors, each for a one-year term;

2.    Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;

3.    Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2019;

4.    Approval of the amendment of the Company’s Employee Stock Purchase Plan;

5.    A stockholder proposal regarding the Company’s disclosure of political spending;

6.    A stockholder proposal regarding changes to the Company’s proxy access bylaw; and

7.    Other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors set Friday, March 15, 2019, as the record date for the Annual Meeting. This means that owners of Alaska Air Group common stock as of the close of business on that date are entitled to receive this notice, attend and vote during the Annual Meeting. There were 123,612,625 shares of Air Group common stock outstanding on the record date.

Internet Availability of Proxy Materials.  On or about March 29, 2019, stockholders of record, beneficial owners and employee participants in the Company’s 401(k) plans were mailed a Notice of Internet Availability of Proxy Materials (the Notice) directing them to a website where they can access the Company’s 2019 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 (the Annual Meeting Materials).  The Company’s 2018 Form 10-K was filed with the Securities and Exchange Commission (SEC) on February 15, 2019.  If you prefer to receive a paper copy of the proxy materials, please follow the instructions on the notice and the material will be mailed to you.

Attending the Annual Meeting.  We will host the 2019 Annual Meeting live via the Internet and telephone only.  Any stockholder can listen to and participate in the Annual Meeting.  Whether or not you attend the meeting, we encourage you to vote by Internet or phone or to complete, sign and mail your voting instruction form or proxy prior to the meeting.

Submit Your Questions.  We invite you to submit any questions of general stockholder interest to the Assistant Corporate Secretary via email at jennifer.thompson@alaskaair.com, or via the Shareholder Forum at www.proxyvote.com. We will include as many of your questions as possible during the Q&A session of the meeting and will provide answers to all questions on www.alaskaair.com under About Alaska/Investor Information following the meeting.

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

2018 BUSINESS REVIEW

Flight Path is a series of interactive sessions with leadership to engage and align all employees to our shared vision, values and strategy.

PROXY STATEMENT SUMMARY

Matters to be Voted On

Item for Business	Board Recommendation	Effect of Abstention
1. Elect 11 Directors	FOR each Director Nominee	None
2. Approve on an advisory basis the Compensation of the Company’s Named Executive Officers	FOR	A Vote Against
3. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for Fiscal Year 2019	FOR	A Vote Against
4. Approve the Amendment of the Company’s Employee Stock Purchase Plan	FOR	A Vote Against
5. A Stockholder Proposal Regarding the Company’s Disclosure of Political Spending	AGAINST	A Vote Against
6. A Stockholder Proposal Regarding Changes to the Company’s Proxy Access Bylaw	AGAINST	A Vote Against

Governance Highlights

As part of Alaska Air Group’s commitment to high ethical standards, our Board follows sound governance practices.  Many of these practices are described in more detail in our Corporate Governance Guidelines, which are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

Topic	Practice
Independence	• 10 out of 11 nominees are independent. • Board committees are composed exclusively of independent directors.
Lead Independent Director

•  The Board has appointed a strong lead independent director who, among other things:

o acts as liaison between the independent directors and the board chairman;

o presides at meetings where the board chairman is not present or could be perceived as having a conflict of interest;

o approves board meeting agendas and meeting schedules;

o leads the independent directors’ annual evaluation of the CEO; and

o interviews independent directors annually prior to nomination.

Executive Sessions	• Independent directors meet regularly without management.
Annual Election	• All directors are elected annually to one-year terms.
Majority Voting	• In uncontested elections, directors are elected by a majority of votes cast.
Director Evaluations	• The Board and each committee conduct annual self-evaluations and may engage a third party as needed.
Stock Ownership	• Each director is expected to hold shares of Alaska Air Group stock equivalent to six times his or her annual cash retainer.
Other Directorships	• Directors are encouraged to serve on no more than four other public company boards.
Stockholder Communications	• The Board has adopted a protocol to allow those stockholders with long-term significant holdings of our stock to meet directly with board members on appropriate matters.
Poison Pill	• The Company does not have a stockholder rights plan.
Proxy Access	• Stockholders who meet certain requirements may include director nominees in the Company’s proxy statement.
Right to Call Special Meeting	• Stockholders holding 10 percent or more of the outstanding stock have the right to call a special meeting.
Confidential Voting	• Records that identify the vote of a particular stockholder are kept confidential from the Company except in a proxy contest or as required by law.
Single Voting Class	• Common stock is the only class of voting shares outstanding.
Director Tenure	• Directors are subject to term and age limits as described in our Corporate Governance Guidelines.

Our Board

All nominees meet the New York Stock Exchange (NYSE) governance standards for director independence, except for Mr. Tilden, who is not independent due to his position as an executive officer.

Nominee and Principal Occupation	Age	Director Since	Committee Membership
Patricia M. Bedient Former Executive Vice President and CFO The Weyerhaeuser Company	65	2004	Lead Independent Director Audit Governance and Nominating
James A. Beer Chief Financial Officer Atlassian Corporation	58	2017	Compensation and Leadership Development Safety
Marion C. Blakey Former President and CEO Rolls-Royce North America	71	2010	Compensation and Leadership Development (Chair) Safety
Phyllis J. Campbell Chairman JPMorgan Chase & Co. Pacific Northwest Region	67	2002	Governance and Nominating (Chair)
Raymond L. Conner Former Vice Chairman The Boeing Company	63	2018	Compensation and Leadership Development Safety
Dhiren R. Fonseca Partner Certares LP	54	2014	Audit
Susan J. Li Vice President, Finance Facebook, Inc.	33	2018	Audit
Helvi K. Sandvik President, Kidways LLC and Former President NANA Development Corporation	61	2013	Safety (Chair)
J. Kenneth Thompson President and CEO Pacific Star Energy LLC	67	1999	Compensation and Leadership Development Safety
Bradley D. Tilden Chairman, President and CEO Alaska Air Group, Inc.	58	2010
Eric K. Yeaman President and COO First Hawaiian Bank	51	2012	Audit (Chair) Governance and Nominating

As discussed later in this Proxy Statement, broad diversity of the Board, including qualifications, gender, age, tenure and geography, is important to the Company’s long-term success.  Diversity is a key factor in the Board’s consideration of director candidates as well as for development of the Company’s employees.  The following charts provide a current view of the Board’s diversity achievements.

Relevant Skills and Qualifications

(Percent of Independent Directors)

Note: Director continuing education is encouraged and reviewed regularly by the Governance and Nominating Committee to ensure the skills represented on the Board align with the Company’s strategy.

Gender

Note: The Board’s Lead Independent Director role has been held by a woman since 2011.

Age	Tenure

Geographic Location

Executive Compensation Practices

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent and reward the achievement of key business goals.  The following practices ensure alignment of interests between stockholders and executives and are considered good governance by our Compensation and Leadership Development Committee (the Committee) and by the majority of our stockholders.

Topic	Practice
Pay for Performance

•  A significant percentage of total direct compensation is based on the achievement of performance-based goals that are challenging, yet attainable, and that drive achievement of the Company’s business strategy.  Goals apply to all employees to encourage alignment.

•  The Committee considers Company performance when setting CEO pay.

“Say on Pay”	• Annually, we ask stockholders to provide an advisory vote on our pay practices, which the Committee considers when setting CEO pay.
Stock Ownership Requirements	• Our minimum stockholding requirements are 5 times base salary for the CEO, 4 times base salary for the president and 3 times base salary for the executive vice presidents of Alaska Airlines.
Change-of-Control Provisions	• We have double-trigger change-of-control provisions that require the consummation of a change-of-control transaction and the actual or constructive termination of employment.
Clawback Policy

•  Our policy allows recovery of incentive cash or equity compensation that is based on financial statements that were subsequently restated due to the individual’s fraudulent or grossly negligent act or omission.

Independent Compensation Consultant	• The Committee retains a compensation consultant that does not provide any other services to the Company.
Hedging of Company Stock	• Executive officers and board members may not engage in transactions that create a hedge against fluctuations in the price of Alaska Air Group stock.
Pledging of Company Stock	• Executive officers and board members may not pledge Alaska Air Group stock as collateral for any obligation.
Severance Tax Gross-Ups	• Our change-of-control and severance arrangements do not provide for tax gross-ups.
Employment Contracts	• None of our named executive officers has an employment contract.
Repricing of Stock Options	• Our equity incentive plan does not permit repricing or exchange of underwater stock options without stockholder approval.

CORPORATE GOVERNANCE

Board Leadership

The Company’s board leadership generally includes a combined chairman and CEO role with a strong, independent lead director role.

In choosing to combine the roles of chairman and CEO, the Board takes into consideration the highly technical nature of the airline business and the importance of deep, industry-specific knowledge along with a thorough understanding of the Company’s business environment. Combining the roles also provides a clear leadership structure for the management team. Because the CEO has a deep understanding of the many complexities of the airline business, the regulatory environment and the Company’s strategy – all of which are critically important to the Company’s performance – the Board believes that he or she generally is best suited to serve as chairman and to preside over the majority of the Board’s discussions in a way that focuses those discussions on key matters of strategic importance for the airline.

By creating an independent lead director role with specific authority, the Board is able to ensure objective evaluation of management decisions, Company strategy and performance and to provide independent leadership for director and management succession planning and other governance issues.

The lead independent director’s responsibilities include:

•

presiding at all meetings where the board chairman is not present or where the board chairman could be perceived as having a conflict of interest, including but not limited to periodic meetings of independent directors;

•	approving the board meeting agendas and meeting schedules to ensure sufficient time for discussion, and approving information sent to the board members;
•	leading the independent directors’ annual evaluation of the CEO;
•

conducting interviews of independent directors annually, including a discussion of each individual director’s self-assessment of his or her contribution prior to nomination for election at the annual meeting; discussing any proposed changes to committee assignments with each affected director annually in advance of the Governance and Nominating Committee making committee membership recommendations to the Board;

•	being available for consultation and direct communication on appropriate matters if requested by a major stockholder; and
•

performing such other duties as may be described in the Company’s Corporate Governance Guidelines or by the Board, including serving as liaison between the chairman and independent directors and calling meetings of the independent directors or the full Board, if appropriate.

Notwithstanding the Board’s preference for combining the roles of chairman and CEO, the Board may separate the CEO and chairman roles from time to time, at its discretion, and has done so previously on a temporary basis in connection with the transition to a new CEO. In deciding whether to separate the roles, the Board considers, among other things, the experience and capacity of the sitting CEO, the rigor of independent director oversight of financial, operational and safety regulatory issues, the current climate of openness between management and the Board, and the existence of other checks and balances that help ensure independent thinking and decision-making by directors.

Executive Sessions and Lead Independent Director

The Board holds regular executive sessions of independent directors quarterly, as provided in the Company’s Corporate Governance Guidelines. The lead independent director presides over these executive sessions. Each Committee also holds an executive session of independent directors quarterly (presided over in each case by the respective committee chair) and includes key management personnel on an individual basis in order to ensure full transparency and risk oversight.

Risk Oversight

Air Group has adopted an enterprise-wide risk analysis and oversight program. This program is designed to:

•	identify the various risks faced by the organization;
•	assign responsibility for managing those risks to individual management executives who report directly to the applicable committee; and
•	align those management assignments with appropriate board-level oversight.

The structure and reporting relationships and key areas of responsibility are shown below.

Under the program, a risk matrix has been developed and the organization’s most prominent risks have been identified.  As shown above, responsibility has been assigned to appropriate executives, and assignments have been aligned for appropriate board oversight. Responsibility for managing these risks includes strategies related to both mitigation (acceptance and management) and transfer (insurance).

The risk matrix is approved annually by the Audit Committee and regularly reviewed by the Board.  The Audit Committee also receives quarterly updates regarding the program and an annual in-person review of the program’s status by the risk officer. Under the program, the Audit Committee also works with the risk officer and members of the management executive committee to annually identify the most pressing risk issues for the next year. This subset of the risk matrix is then used as a framework for periodic reports by the designated management executive to the appropriate board entity for heightened oversight. Furthermore, these areas of emphasis regarding risk are specifically reviewed and discussed with executive management annually, and are incorporated into the development of the Company’s strategic objectives for the coming year.

The Company believes that its leadership structure, discussed in detail in the Board Leadership section in this Proxy Statement, supports the risk oversight function of the Board for the same reasons that it believes the leadership structure is most effective for the Company, namely that, while facilitating open discussion and communication from independent members of the Board, it ensures that strategic discussions are led by an individual with a deep understanding of the highly technical and complex nature of the airline business.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all company employees, including its CEO, CFO, principal accounting officer and persons performing similar functions, and its Board of Directors. The Code of Conduct and Ethics may be found on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. Information on the Company’s website, however, does not form a part of this Proxy Statement. The Company discloses on the Company’s website any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers.

Environmental and Social Highlights

One of the Company’s core values, “Do the right thing” – for employees, communities, and the environment – helps the Company achieve its strategic goals, including employee engagement, high guest satisfaction and loyalty, and operational efficiency, all of which contribute to a successful bottom line, and in turn increase stockholder value.

Environmental and social highlights from 2018 include:

•	Alaska was ranked as the top U.S. airline in the Dow Jones Sustainability Index (DJSI) for the second consecutive year, receiving top scores for “efficiency” and “reliability.”
•	Alaska was recognized as No. 1 in fuel efficiency for U.S. airlines by the International Council on Clean Transportation for the seventh consecutive year.
•

The Company donated over $17 million and contributed more than 44,000 volunteer hours to support nonprofits in our local communities, focusing on youth and education, medical (research/transportation) and community outreach.

•	Alaska was ranked among Forbes’ 2018 “America’s Best Employers” for the fourth year in a row.
•	Alaska received its fourth perfect score of 100% for workplace equality on the 2018 Corporate Equality Index.
•

The Company maintains a Supplier Code of Conduct, holding suppliers accountable for complying with certain labor practices, safety and health standards, ethical business practices and social responsibility commitments.

•	The Company has reached more than 69,000 youth and members of the workforce since 2014 with educational initiatives to enhance opportunity and expand career choices.
•

Continued its leading in-flight recycling program, recycling over 80% of all recyclable materials used on board and reducing inflight waste to landfills by over 50% since 2010. Alaska was also the first airline to “go strawless,” removing 22 million single-use plastic straws and stir sticks from in-flight and ground use and replacing them with sustainable alternatives in order to reduce waste and improve ocean health.

Additional information on the Company’s environmental, social and sustainability initiatives may be found in the Company’s Sustainability Report accessible online at www.flysustainably.com.  Information on the Company’s website, however, does not form a part of this Proxy Statement.

Stockholder Communications

Any stockholder or interested party who wishes to communicate with the Alaska Air Group Board of Directors or any specific director, including the lead independent director (who presides over executive sessions of the independent directors) or with the independent directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•

forward the communication to the director or directors to whom it is addressed or the applicable director with oversight of the topic (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the chair of the Audit Committee for review); or

•

attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance and Nominating Committee, the Corporate Secretary presents a summary of all communications received since the last meeting of the Governance and Nominating Committee and will make those communications available to any director on request.

The Board has also implemented a protocol for stockholder-director engagement that provides long-term holders of a significant percentage of the Company’s stock a process for communicating directly with the Board in person or by phone.  Investors may request information regarding engagement with stockholders by contacting the Assistant Corporate Secretary at (206) 392-5165 or by email to jennifer.thompson@alaskaair.com.

Each year, the Company reaches out to stockholders that have requested such engagement or that have demonstrated a long-term, significant investment in the Company.  In the past year, the Company sought feedback from stockholders representing approximately 48% of the Company’s common stock on relevant matters related to corporate governance and stockholder value and spoke with every stockholder who expressed an interest in engaging.  In addition, the Chairman, Lead Independent Director and Chair of the Governance and Nominating Committee met by telephone with three of the Company’s largest and longest-term stockholders, the only stockholders that had requested engagement pursuant to the protocol above, to discuss relevant matters directly.  The feedback from those discussions provided a framework for certain disclosures in this Proxy Statement.

Virtual Meeting Philosophy

The Company has held its annual meeting of stockholders as a virtual meeting webcast via the Internet since 2016.  The Company also offers stockholders the option to ask questions live via telephone. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. This balance allows the meetings to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources.

The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•	providing stockholders with the ability to submit appropriate questions real-time either via telephone or the meeting website, limiting questions to one per stockholder unless time otherwise permits;
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;
•	publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and
•

offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the Stockholder Communications section in this Proxy Statement.

ELECTION OF DIRECTORS

Proposal 1:  Election of Directors to One-Year Terms

The Company’s Bylaws provide that directors shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in the Company’s Bylaws. Eleven directors are nominees for election this year and each has consented to serve a one-year term ending in 2020.  There are no family relationships among the directors and our executive officers.

Patricia M. Bedient, 65 Former Executive Vice President and CFO, The Weyerhaeuser Company

Director of Alaska Air Group since 2004

Lead Independent Director

Audit Committee

Governance and Nominating Committee

Qualifications:

•  Financial Expertise

•  Strategic Planning Experience

•  Public Accounting Experience

•  Mergers and Acquisitions Experience

Professional Highlights:

Ms. Bedient was executive vice president (until July 2016) for The Weyerhaeuser Company, a publicly traded company and one of the world’s largest integrated forest products companies.  She was the company’s CFO until February 2016.  A certified public accountant (CPA) since 1978, she served as managing partner of the Seattle office of Arthur Andersen LLP prior to joining Weyerhaeuser. Ms. Bedient also worked at Andersen’s Portland and Boise offices as a partner and as a CPA during her 27-year career with the firm. She is a member of the American Institute of CPAs and the Washington Society of CPAs.

Current Public Company Board Service:

•  Suncor Energy, Inc.

•  Park Hotels and Resorts

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Overlake Hospital Medical Center Board of Trustees

•  Oregon State University Board of Trustees

•  University of Washington Foster School of Business Advisory Board

Education:

•  BS, Oregon State University

James A. Beer, 58 CFO, Atlassian Corporation

Director of Alaska Air Group since 2017

Compensation and Leadership Development Committee

Safety Committee

Qualifications:

•  Financial Expertise

•  Aviation Industry Expertise

•  Strategic Planning Experience

•  Technology Experience

Professional Highlights:

Mr. Beer joined Atlassian Corporation PLC, a publicly traded company, as its CFO in February 2018.  He was executive vice president and CFO for McKesson Corporation from 2013 to 2017, and CFO at Symantec Corp. from 2006 to 2013.  From 1991 to 2006, he held a number of management positions including CFO at AMR Corporation and American Airlines, AMR’s principal subsidiary.

Current Public Company Board Service:

•  ForeScout Technologies, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BS Aeronautical Engineering, Imperial College, London University

•  MBA, Harvard Business School

Marion C. Blakey, 71 Former President and CEO, Rolls-Royce North America

Director of Alaska Air Group since 2010

Compensation and Leadership Development Committee (Chair)

Safety Committee

Qualifications:

Extensive experience with airline industry government and trade organizations including:

•  Aviation Industry Expertise

•  Aerospace Industries Association

•  Federal Aviation Administration

•  National Transportation Safety Board

Professional Highlights:

Ms. Blakey was president and CEO of Rolls-Royce North America until June 30, 2018. From 2007 to 2015, she was president and CEO of Aerospace Industries Association, the nation’s largest aerospace and defense trade association.  Prior to that she served as the Administrator of the Federal Aviation Administration from 2002 to 2007 and as chair of the National Transportation Safety Board from 2001 to 2002.  She previously served on the President’s Export Council Subcommittee on Export Administration, the Washington Area Airports Task Force Advisory Board and the International Aviation Women’s Association Advisory Board.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Noblis Board of Trustees (a non-profit science, technology and strategy organization)

•  Smithsonian National Air and Space Museum

•  Cobham Plc

•  Aireon Advisory Board

•  Sunrise Transportation Advisory Board

Education:

•  BA, Mary Washington College of the University of Virginia

Phyllis J. Campbell, 67 Chairman, JPMorgan Chase & Co. Pacific Northwest Region

Director of Alaska Air Group since 2002

Governance and Nominating Committee (Chair)

Qualifications:

•  Extensive Business Experience

•  Community Leadership

•  Governance Expertise

Professional Highlights:

Since April 2009, Ms. Campbell has been chairman of the Pacific Northwest Region for JPMorgan Chase & Co., a publicly traded company. She is the firm’s senior executive in Washington, Oregon and Idaho, representing JPMorgan Chase at the most senior level. From 2003 to 2009, Ms. Campbell served as president and CEO of The Seattle Foundation, one of the nation’s largest community philanthropic foundations. She was president of U.S. Bank of Washington from 1993 until 2001 and served as chair of the bank’s Community Board. Ms. Campbell has received several awards for her corporate and community involvement, including Women Who Make A Difference and Director of the Year from the Northwest Chapter of the National Association of Corporate Directors.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Toyota’s Diversity Advisory Board

Education:

•  BA, Washington State University

•  MBA, University of Washington

Raymond L. Conner, 63 Former Vice Chairman, The Boeing Company

Director of Alaska Air Group since 2018

Compensation and Leadership Development Committee

Safety Committee

Qualifications:

•  Public Company CEO Experience

•  Strategic Planning Experience

•  Aviation Industry Experience

•  Community Leadership

Professional Highlights:

Mr. Conner is former vice chairman of The Boeing Company.  Prior to his appointment to vice chairman in 2013, Mr. Conner served in a number of positions with Boeing Commercial Airplanes since 1977, including a variety of roles within the sales, finance and materiel divisions.  Most recently, he served as vice president and general manager of the 777 program (2001-2003), vice president of sales for the Americas (2003 to 2007), vice president and general manager of supply chain management and operations (2008 – 2011), vice president sales, marketing and commercial aviation services (2012), and president and CEO (2013-2017).

Current Public Company Board Service:

•  Adient

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Boys and Girls Clubs of Bellevue

•  Board of Trustees Central Washington University

Education:

•  BS, Central Washington University

•  MBA, University of Puget Sound

Dhiren R. Fonseca, 54 Partner, Certares LP

Director of Alaska Air Group since 2014

Audit Committee

Qualifications:

•  Technology/IT/Digital Expertise

•  Business Development Experience

•  Financial Experience

Professional Highlights:

Prior to joining Certares LP as a partner in December 2014, Mr. Fonseca was chief commercial officer at Expedia, Inc., where he served for more than 18 years. He contributed greatly to the online travel company’s growth and success, serving in a host of key roles including co-president of its global partner services group and senior vice president of corporate development. Mr. Fonseca helped found Expedia.com as part of the management team at Microsoft Corporation that brought the online travel company to life in 1995 and subsequently took it public in 1999. Before Expedia, he held multiple roles in product management and corporate technical sales at Microsoft Corporation.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  RentPath, Inc.

•  Rackspace, Inc.

•  Caesars Resort Collection, LLC

Susan J. Li, 33 Vice President Finance, Facebook, Inc.

Director of Alaska Air Group since 2018

Audit Committee

Qualifications:

•  Financial Expertise

•  Strategic Planning Experience

•  Technology/IT/Digital Experience

Professional Highlights:

Ms. Li currently serves as a vice president of finance at Facebook, Inc., where she leads the finance and business planning organization.  Since joining Facebook in 2008, Ms. Li has served in a number of finance positions, including director of finance from 2013 to 2016, leading teams focused on business operations and financial planning and analysis.  Prior to Facebook, she was an investment banking analyst at Morgan Stanley.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BA and BS, Stanford University

Helvi K. Sandvik, 61 President, Kidways LLC. and Former President, NANA Development Corporation

Director of Alaska Air Group since 2013

Safety Committee (Chair)

Qualifications:

•  30+ Years of Private and Public Sector Senior Executive Management and Board Experience

•  Intimate Knowledge of the Native Culture and Transportation Requirements in the State of Alaska

•  Community Leadership Experience

Professional Highlights:

Ms. Sandvik is president of Kidways LLC (business management consulting). From 1999 to 2016, Ms. Sandvik was president of NANA Development Corporation (NDC), a diversified business engaged in government contracting, oilfield and mining support, professional management services, and engineering and construction.  During this time, she oversaw the growth of the NDC from an oil field support services company with revenues of $50 million into a diverse, multi-sector, global enterprise with revenues of $1.5 billion.  Prior to that, Ms. Sandvik served in a variety of leadership roles within the Alaska Department of Transportation and Public Facilities, including director of statewide aviation and deputy commissioner.   Ms. Sandvik serves on the board of the National Center for American Indian Enterprise Development, a non-profit organization.  She has served in a variety of public and non-profit leadership roles including as trustee to the Robert Aqqaluk Newlin Trust, as chair and member of the Alaska State Chamber of Commerce Board, and member of the Alaska Industrial Development and Export Authority Board, commissioner of the U.S. Arctic Research Commission, and as a board member of the Native American Contractors Association. She also served on board of the Federal Reserve Bank of San Francisco, Seattle Branch, from 2004 to 2009 and was its chair from 2008 to 2009.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  HDR, Inc.

Education:

• BA, Kalamazoo College

• MBA, University of Alaska Fairbanks

J. Kenneth Thompson, 67 President and CEO, Pacific Star Energy LLC

Director since 1999

Compensation and Leadership Development Committee

Safety Committee

Qualifications:

•  Business Leadership Expertise

•  Experience with Strategic Planning, Engineering, Operations, Technology and Research, and Safety/Environmental/Regulatory Issues

•  Community Leadership Experience

Professional Highlights:

Since 2000, Mr. Thompson has been a co-owner and president and CEO of Pacific Star Energy LLC, a firm that is a passive owner of oil lease royalties in Alaska.  He served from 2004 to 2012 as Managing Director of Alaska Venture Capital Group LLC, a private oil and gas exploration firm in which Pacific Star Energy LLC owns an interest.  From 1998 to 2000, Mr. Thompson served as executive vice president of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore. Prior to that, he was president of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage, Alaska. He chairs the environmental, health, safety and social responsibility committee and serves on the governance and nominating committee of Coeur Mining Corporation, serves on the strategy planning and enterprise risk committee and chairs the compensation committee at Tetra Tech, Inc., and serves on the compensation committee, chairs the governance and nominating committee, and the hydrocarbon reserves committee, as well as serving as non-executive chairman of the board of Pioneer Natural Resources Company. Mr. Thompson is also a member and chair of CDF Capital, a non-profit organization.

Current Public Company Board Service:

•  Pioneer Natural Resources Company (Non-Executive Chairman)

•  Tetra Tech, Inc.

•  Coeur Mining Corporation

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

• BS, Missouri University of Science and Technology

Bradley D. Tilden, 58 Chairman, President and CEO, Alaska Air Group, Inc. Chairman and CEO, Alaska Airlines, Inc. Chairman, Horizon Air Industries, Inc.

Director of Alaska Air Group since 2010

Qualifications:

•  Deep Airline Experience

•  Strategic Planning Experience

•  Financial Expertise

•  Public Company CEO Experience

•  Community Leadership

Professional Highlights:

Mr. Tilden has been chairman of Alaska Air Group, Alaska Airlines and Horizon Air since January 2014. He served as president of Alaska Airlines from December 2008 to May 2016. In May 2012, Mr. Tilden was named president and CEO of Alaska Air Group and CEO of Alaska Airlines, and he was CEO of Horizon Air from May 2012 to May 2016. He served as executive vice president of finance and planning from 2002 to 2008 and as CFO from 2000 to 2008 for Alaska Airlines and Alaska Air Group. Prior to 2000, he was vice president of finance at Alaska Airlines and Alaska Air Group. Before joining Alaska Airlines, Mr. Tilden worked for the accounting firm PricewaterhouseCoopers.

Current Public Company Board Service:

•  Nordstrom, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Airlines for America

•  Boy Scouts of America

•  Washington Roundtable

Education:

• BA, Pacific Lutheran University

• MBA, University of Washington

Eric K. Yeaman, 51 President and COO, First Hawaiian Bank

Director of Alaska Air Group since 2012

Audit Committee (Chair)

Governance and Nominating Committee

Qualifications:

•  Financial Expertise

•  Public Company CEO Experience

•  Intimate Knowledge of the Culture and Transportation Needs of Hawaii

Professional Highlights:

Mr. Yeaman was named president and COO of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian Inc., in June 2015.  From 2008 to 2015, he was president and CEO of Hawaiian Telcom, a telecommunications and technology company serving the state of Hawaii.  Prior to that, he was senior executive vice president and COO of Hawaiian Electric Company, Inc. (HECO). Mr. Yeaman joined Hawaiian Electric Industries, Inc. (HEI), HECO’s parent company, in 2003 as financial vice president, treasurer and CFO. Prior to joining HEI, Mr. Yeaman held the positions of chief operating and financial officer for Kamehameha Schools from 2000 to 2003. He began his career at Arthur Andersen LLP in 1989.

Current Public Company Board Service:

•  Alexander & Baldwin, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  First Hawaiian Bank

•  The Harold K.L. Castle Foundation

•  Hawaii Asia Pacific Association

Education:

• BA, University of Hawaii at Manoa

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF THE 11 DIRECTOR NOMINEES NAMED ABOVE.

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, the Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and board committees on which they serve, discussing matters with the chairman and CEO and other executives, reviewing materials provided to them, and visiting the Company’s facilities.

Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation and Leadership Development Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee, which they review annually and update as necessary. These charters are posted on and can be accessed free of charge at www.alaskaair.com under About Alaska/Investor Relations.

The table below shows the current members and chairs of the standing board committees.

Board Committee Memberships

Name	Audit Committee	Compensation and Leadership Development Committee	Governance and Nominating Committee	Safety Committee
Patricia M. Bedient	●		●
James A. Beer		●		●
Marion C. Blakey (1)		Chair		●
Phyllis J. Campbell			Chair
Raymond L. Conner (2)		●		●
Dhiren R. Fonseca	●
Susan J. Li (3)	●
Helvi K. Sandvik				Chair
J. Kenneth Thompson		●		●
Eric K. Yeaman	Chair		●

(1)	Ms. Blakey was appointed Chair of the Compensation and Leadership Development Committee in May 2018.
(2)	Mr. Conner was appointed to the Compensation and Leadership Development Committee in May 2018.
(3)	Ms. Li was appointed to the Audit Committee in May 2018.

Board Committee Functions

The principal functions of the standing board committees, pursuant to their respective charters, are as follows:

Audit Committee

•  With regard to matters pertaining to the independent registered public accountants:

o  appoint them, approve their compensation and oversee their work;

o  review at least annually a written statement regarding their internal quality-control procedures, any material issues raised by their internal quality-control review, and all relationships between the independent accountants and the Company;

o  maintain ongoing discussions as to their independence;

o  pre-approve all auditing and non-auditing services they are to perform;

o  review annual audited and quarterly financial statements with management and the independent registered public accountants;

o  receive and review communications required from the independent registered public accountants under applicable rules and standards; and

o  establish clear hiring policies for employees and former employees of the independent registered public accountants..

•  With regard to matters pertaining to the internal auditors:

o  review and approve the annual internal audit plan;

o  review the results of internal audit activities;

o  review the structure and resources of the internal audit team; and

o  review and approve any changes to the internal audit charter.

•  With regard to matters pertaining to controls:

o  review with management major financial risk exposure and adequacy and effectiveness of associated internal controls;

o  review procedures with respect to appropriateness of significant accounting policies and the adequacy of financial controls;

o  discuss with management policies with respect to risk assessment and risk management, including the process by which the Company undertakes risk assessment and risk management;

o  discuss with management, as appropriate, earnings releases and any information provided to analysts and ratings agencies;

o  develop, monitor and reassess from time to time a corporate compliance program, including a code of conduct and ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters;

o  review any changes to the corporate compliance program charter; and

o  obtain and review at least quarterly a statement from the CEO, CFO and disclosure committee members disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

•  Annually review and reassess the adequacy of the Audit Committee’s charter and its performance.

Compensation and Leadership Development Committee

•  With regard to executive and director compensation:

o  recommend for approval by the Board changes in compensation and insurance for the Company’s and its subsidiaries’ nonemployee directors;

o  set, review and approve compensation of the CEO and other elected officers of the Company and its subsidiaries; and

o  establish the process for reviewing and approving corporate goals relevant to CEO compensation and for evaluating CEO performance in light of those goals.

•  Set annual goals under the broad-based Performance-Based Pay Plan and Operational Performance Rewards Plan and administer the plans.

•  Grant stock awards and stock options to elected officers.

•  Administer and review the supplementary retirement plans for elected officers and the equity-based incentive plans.

•  Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

•  Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring management benefit committees and approving the membership of those committees, and the extension of plan participation to employees of subsidiaries.

•  Approve the terms of employment and severance agreements with elected officers and the form of change-of-control agreements.

•  Ensure a framework, process and policies are in place for CEO and executive succession, including standards for assessment, and the periodic review of CEO and other management development and succession plans.

•  Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.

•  Administer, review and modify the Company’s policy regarding recoupment of certain compensation payments.

•  Produce the report on executive compensation required for the annual proxy statement.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Governance and Nominating Committee

•  Develop, monitor and reassess from time to time the Corporate Governance Guidelines.

•  Evaluate the size and composition of the Board.

•  Develop criteria for board membership.

•  Evaluate the independence of existing and prospective members of the Board.

•  Seek and evaluate qualified candidates for election to the Board.

•  Evaluate the nature, structure and composition of other board committees.

•  Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board and each board committee, including itself.

•  Annually review and reassess the adequacy of the Governance and Nominating Committee’s charter and its performance.

Safety Committee

•  Monitor management’s efforts to ensure the safety of passengers and employees of the Company and its subsidiaries.

•  Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

•  Review management’s efforts to ensure aviation security and reduce the risk of security incidents.

•  Oversee Alaska’s and Horizon’s internal evaluation programs which audit safety-related risks.

•  Periodically review with management and outside experts all aspects of airline safety.

•  Evaluate the Company’s health, safety and environmental policies and practices and applicable federal and state standards.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Board and Committee Meetings

In 2018, the Board of Directors held five meetings. The standing board committees held the following number of meetings in 2018:

Audit Committee - 4

Compensation and Leadership Development Committee - 6

Governance and Nominating Committee - 4

Safety Committee - 4

Each director attended at least 75% of all board and applicable committee meetings during 2018. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all directors attended the annual stockholders meeting.

Director Independence

The Board of Directors of the Company has determined that all of the directors, except Mr. Tilden, and including each member of the Audit Committee, Compensation and Leadership Development Committee, and Governance and Nominating Committee, are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.  In making its determination, the Board considered the contributions made by the Company to charitable organizations with which any of its directors are affiliated. In this regard, the Board considered the value of charitable contributions made by the Company to an organization with which Ms. Bedient is affiliated as a member of its advisory board. After consideration of these matters and in accordance with the Board’s independent director criteria, the Board affirmatively determined that the matters did not represent material relationships with the Company because the amounts of the contributions were immaterial with respect to the Company’s and the outside organization’s annual revenues.

Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or as required by the SEC. The Board has determined that Ms. Bedient and Mr. Yeaman are audit committee financial experts as defined in SEC rules.

The independence standards for members of the Compensation and Leadership Development Committee provide that, in addition to the foregoing standards that apply to directors generally, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation and Leadership Development Committee, including the source of compensation of such director and whether such director is affiliated with the Company or any of its subsidiaries or affiliates.

Specifically, the Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.	The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.
2.

Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.

3.

Neither the director nor any immediate family member is a current partner of the Company’s independent accountant’s firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and worked on the Company’s audit within that time.

4.

Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member.

5.

The director is not currently an employee of and no immediate family member is an executive officer of another company that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home. The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for board and audit committee service and permitted retirement pay, or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules.

Director Nomination Policy

Identification of Candidates

1.	Internal Process for Identifying Candidates

The Governance and Nominating Committee (referred to in this section as the Nominating Committee) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below):

•

On a periodic basis, by soliciting ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research; and

•

From time to time, using its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Nominating Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Nominating Committee and to undertake such other duties as the Nominating Committee may direct.

This process has routinely resulted in the identification of candidates with diverse qualifications, backgrounds, geography, ethnicity, gender and age who have been re-elected by an overwhelming majority of stockholders each year.

2.	Candidates Proposed by Stockholders

Stockholders who meet the qualifications outlined below may nominate up to two director candidates for inclusion in the Company’s proxy statement (see Proxy Access Right of Stockholders). Stockholders who do not meet those qualifications or do not wish to have their director nominees included in the Company’s proxy materials may nominate director candidates and file their own proxy statement to solicit proxies for the election of their director nominees at an annual meeting if they comply with the requirements outlined in the Company’s Bylaws and as generally described below under General Nomination Right of All Stockholders.   For more information, see How can I submit a proposal for next year’s annual meeting? in the Questions and Answers section of this Proxy Statement for further information about the deadlines applicable to the submission of director nominations for next year’s annual meeting of stockholders.

Stockholders who wish to propose director candidates for board consideration may do so according to the process outlined in this section under Consideration of Director Candidates Recommended by Stockholders.

The Corporate Secretary will send a copy of the Company’s Bylaws to any interested stockholder upon request. The Company’s Bylaws are also available on the Company’s website at www.alaskaair.com under About Alaska/Investor Information.

a.	Proxy Access Right of Stockholders

In December 2015, the Board amended the Company’s Bylaws to provide a “proxy access” right to stockholders.  The Company’s proxy access bylaw is consistent with the prevailing market practice and satisfies the majority of stockholders. Under this proxy access right, a stockholder or a group of up to 20 stockholders owning at least 3% of the Company’s shares continuously for three years may nominate directors constituting up to 20% of the Board, or two nominees, whichever is greater, for election as a director of the Company at an annual meeting of stockholders and inclusion in the Company’s proxy materials.  This right is subject to certain conditions, including complying with the notice, information and consent provisions contained in Article II, Section 10 of the Company’s Bylaws.  The provisions generally require that written notice of a stockholder’s nomination of one or more persons for election to the Board and inclusion in the Company’s proxy materials be received by the Corporate Secretary of the Company no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the date the Company’s proxy statement was released to stockholders for the previous year’s annual meeting.  Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, are set forth in Article II, Section 10 of the Company’s Bylaws.

b.	General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 9 of the Company’s Bylaws. The provisions generally require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary of the Company no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the prior year’s annual meeting. The written notice submitted by a stockholder must also satisfy the additional informational requirements set forth in Article II, Section 9 of the Bylaws

c.	Consideration of Director Candidates Recommended by Stockholders

The Nominating Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that have beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group is referred to as the Qualified Stockholder).

The Nominating Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the procedures described below.

Qualified Stockholders may propose a candidate for evaluation by the Nominating Committee by delivering a written notice to the Nominating Committee satisfying each of the requirements described below (the Notice). The Notice must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.  No such notice was received in connection with the 2019 Annual Meeting.

Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material relationship of a personal, professional, financial or business nature from the nominating stockholder), as determined by the Nominating Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules. The Notice shall also contain or be accompanied by the information or documentation described below.

o

Proof of stock ownership (including the required holding period) of the stockholder or group of stockholders is required. The Nominating Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the stockholder of record. Any stockholder that is not the stockholder of record must submit such evidence as the Nominating Committee deems reasonable to evidence the required ownership percentage and holding period.

o

A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated is required.

o	The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified is required.
o

Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”) shall be provided.

o

Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills established by the Nominating Committee shall be provided. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Nominating Committee’s evaluation of the candidate.

o

Regarding the stockholder submitting the proposal, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Exchange Act is required.

o	The signature of each candidate and of each stockholder submitting the proposal is required.
The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary will promptly forward the Notice to the Lead Independent Director and to the Chair of the Nominating Committee.

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Nominating Committee, the Chair of the Nominating Committee will request that the CEO interview the candidate, and the candidate will be interviewed by one or more of the other Nominating Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Nominating Committee’s recommendations with any Qualified Stockholder who made a proposal.

The Nominating Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Nominating Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Evaluation of Candidates

As to each recommended candidate that the Nominating Committee believes merits consideration, the Nominating Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Nominating Committee will then (i) determine if the candidate satisfies the qualifications set forth below under the caption Policy on Minimum Qualifications for All Directors; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Nominating Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Nominating Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Nominating Committee considers, among other things, the prospective nominee’s relevant experience, intelligence, independence, commitment, ability to work with the CEO and within the Board culture, prominence, diversity, and age. The Nominating Committee may also consider a nominee’s CEO experience, senior-level international experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, safety, organizational development, information technology, digital marketing, and government and public relations. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Nominating Committee’s (or the Board’s) perceptions about future issues and needs.

For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Nominating Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates.

Board diversity is considered broadly, not merely with regard to race, gender, or national origin, but also with regard to general background, geographical location, and other factors. The consideration of diversity permeates all discussions at the Nominating Committee. In addition, on an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix and diversity of board members is appropriate for the Company.

Certain Relationships and Related Person Transactions

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which the Company was, is or will be a participant, the aggregate amount involved exceeds $120,000 in any calendar year, and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is any person who is, or at any time since the beginning of the last fiscal year was, (i) one of the directors or executive officers or a nominee to become a director, or (ii) any beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of any of these persons.

Under the policy, once such a transaction by a related person has been identified, the Audit Committee (or, for transactions that involve less than $1 million in the aggregate, the chair of the Audit Committee) must review the transaction for approval or ratification. Members of the Audit Committee or the chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arm’s-length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will not participate in the approval or ratification process except to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: employment by the Company of an executive officer unless he or she is an immediate family member of another related person; any compensation paid by the Company to a director; and a transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro-rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. The amounts involved in these transactions are below the disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction. Since January 1, 2018, the Company has not participated in, nor is there currently planned any transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a).

2018 Director Compensation

The following table presents information regarding the compensation paid for 2018 to members of the Board of Directors who are not also the Company’s employees (non-employee directors). The compensation paid to Mr. Tilden, who is also an employee, is presented in the Summary Compensation Table and the related explanatory tables. Mr. Tilden does not receive additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(2) ($) (d)	Non-Equity Incentive Plan Compen- sation(2) ($) (e)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings(2) ($) (f)	All Other Compen- sation(3) ($) (g)	Total ($) (h)
Patricia M. Bedient	102,520	99,980	0	0	0	2,466	204,966
James A. Beer	75,020	99,980	0	0	0	12,343	187,343
Marion C. Blakey	95,020	99,980	0	0	0	9,133	204,133
Phyllis J. Campbell	90,020	99,980	0	0	0	15,713	205,713
Raymond L. Conner	95,124	129,976	0	0	0	1,990	227,090
Dhiren R. Fonseca	75,020	99,980	0	0	0	22,696	197,696
Susan J. Li	75,020	99,980	0	0	0	3,193	178,193
Helvi K. Sandvik	90,020	99,980	0	0	0	3,907	193,907
J. Kenneth Thompson	75,020	99,980	0	0	0	15,473	190,473
Eric K. Yeaman	100,020	99,980	0	0	0	14,269	214,269

(1)	Directors received an annual cash retainer of $75,000 and an annual stock retainer valued at $100,000. In addition, the compensation for non-employee directors included the following:
•	an annual retainer of $27,500 to the Lead Independent Director;
•

an annual retainer of $25,000 to the Audit Committee chair, $20,000 to the Compensation and Leadership Development chair, and $15,000 each to the Governance and Nominating Committee and Safety Committee chairs; and

•	reimbursement of expenses in connection with attending board and committee meetings as well as expenses in connection with director education.
(2)

Under the terms of the Company’s Stock Deferral Plan for Non-Employee Directors each board member may elect in the prior year to receive his or her annual stock retainer in the form of fully vested shares at the time of grant or to defer payment of all or a portion of the award until his or her termination of service on the Board. If no election is made the year prior to payment, common stock is issued.

In May 2018, Mr. Beer was granted 1,589 deferred stock units (DSUs), based on his election to defer made in 2017. Ms. Bedient, Ms. Blakey, Ms. Campbell, Mr. Conner, Mr. Fonseca, Ms. Li, Ms. Sandvik, Mr. Thompson, and Mr. Yeaman were each issued 1,589 shares of Alaska Air Group common stock. Mr. Conner was also issued a prorated stock retainer of 422 common shares upon his appointment to the Board in January 2018.  See discussion of these awards in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements included as part of the Company’s 2018 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

The non-employee directors do not hold any outstanding stock options.

Alaska Air Group directors do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Directors do not receive pension benefits for their service.

(3)

As part of each director’s compensation, the non-employee director and the non-employee director’s spouse and eligible dependents were provided transportation on Alaska Airlines, Virgin America (until April 2018) and Horizon Air. Included in the All Other Compensation column for each non-employee director is the incremental cost to the Company of providing the benefit. Positive-space travel is a benefit unique to the airline industry. By providing this travel without tax consequences to non-employee directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages non-employee directors to experience and engage with Alaska Airlines products and services. The All Other Compensation column also includes the value of reimbursements for taxes on the transportation benefits provided to each director.

Director Stock Ownership Policy

The Company expects directors to act in the Company’s best interests regardless of the number of shares they own. Each non-employee director is expected to hold shares of Company stock having a value equal to at least six times the director’s annual cash retainer, such ownership to be achieved within six years of joining the Board. Deferred stock units held by directors, which are 100% vested at grant, will count toward the holding requirement even though they will not be issued until the director resigns from the Board.

NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2:  Approval (on an Advisory Basis) of the Compensation

of the Company’s Named Executive Officers

The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, the structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For the Named Executive Officers, a high percentage of total direct compensation (defined as base salary, actual short-term incentive pay and the grant date fair value of equity awards as determined for accounting purposes) is variable and tied to the success of the Company because they are the senior leaders primarily responsible for the overall execution of the Company’s strategy. The Company’s strategic goals are reflected in its incentive-based executive compensation programs so that the interests of executives are aligned with stockholder interests. Executive compensation is further structured to be internally equitable, to reward executives for responding successfully to business challenges facing the Company, and to drive high performance, and to take into consideration the Company’s size relative to the rest of the industry.

The CD&A section of this Proxy Statement describes in more detail the Company’s executive compensation programs and the decisions made by the Compensation and Leadership Development Committee (referred to in this section as the Committee) during 2018. Highlights of these executive compensation programs include the following:

Base Salary

In 2018, the Committee set base salary for the CEO at or about the 25th percentile and set base salaries for the other Named Executive Officers at or about the 50th percentile of the airline peer group.

Annual Incentive Pay

The Company’s Named Executive Officers are eligible to earn annual incentive pay under the broad-based Performance-Based Pay Plan, in which all employees participate, and which is intended to motivate the executives to achieve Company financial and operational goals. Annual target performance measures are set at the beginning of the performance period by the Committee to reflect near-term financial and operational goals that are consistent with the strategic plan.

Long-term Incentive Pay

Equity-based incentive awards that link executive pay to stockholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three- or four-year periods are awarded annually, including performance stock units (PSUs), stock options and restricted stock units (RSUs).  The Committee grants equity annually which results in overlapping vesting periods that discourage short-term risk taking and to align Named Executive Officers’ long-term interests with those of stockholders while helping the Company attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board of Directors will request your advisory vote on the following resolution at the 2019 Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal regarding the compensation paid to the Named Executive Officers is advisory only and will not be binding on the Company or the Board, nor will it be construed as overruling a decision by the Company or the Board or as creating or implying any additional fiduciary duty for the Company or the Board. However, the Compensation and Leadership Development Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. Consistent with the results of an advisory vote at the Company’s 2017 annual meeting concerning the frequency of the advisory vote regarding the compensation paid to the Named Executive Officers, stockholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity expected to be in connection with the Company’s annual meeting in 2020.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

Compensation Discussion and Analysis

Executive Summary

This CD&A contains a discussion of the material elements of compensation earned during 2018 by the Company’s chief executive officer, its chief financial officer, and its three other highest paid executive officers. Specifically, the Named Executive Officers (the NEOs) include: Bradley D. Tilden, chairman, president and chief executive officer of Alaska Air Group; Brandon S. Pedersen, executive vice president finance and chief financial officer of Alaska Air Group; Benito Minicucci, president and chief operating officer of Alaska Airlines; Andrew R. Harrison, executive vice president and chief commercial officer of Alaska Airlines; and Shane R. Tackett, executive vice president planning and strategy of Alaska Airlines.

In addition, the Company identified David L. Campbell, former president and chief executive officer of Horizon Air as a Named Executive Officer as he would have been one of the three highest paid executive officers in 2018 but for his resignation on January 5, 2018. In light of this separate compensation arrangement, much of the information contained in this CD&A is not applicable with respect to Mr. Campbell’s 2018 compensation as has been noted throughout.

2018 Company Performance Highlights

Alaska Air Group had numerous financial and operational achievements in 2018. For the year ended December 31, 2018, Alaska Air Group:

•	posted full-year 2018 net income, of $437 million, or $3.52 per diluted share under Generally Accepted Accounting Principles (GAAP), compared to $960 million, or $7.75 per diluted share, in 2017;
•	repurchased 776,186 shares of its common stock, for approximately $50 million in 2018;
•

paid a total of $158 million in dividends to stockholders and in January 2019 announced a 9% increase in the quarterly dividend, from $0.32 per share to $0.35 per share, effective with the dividend paid on March 7, 2019;

•

reduced debt-to-capitalization ratio to 47% as of December 31, 2018, compared to 53% as of December 31, 2017, demonstrating a commitment to deleverage following the acquisition of Virgin America in December 2016;

•	shared $147 million (exceeding one month’s pay for most employees) in incentive rewards for 2018 with all employees;
•	obtained a single operating certificate from the Federal Aviation Administration for Alaska Airlines and Virgin America, recognizing us as one airline;
•	transitioned to a single Passenger Service System, enabling us to provide one reservation system, one website, and one inventory of flights to our guests;
•	achieved safety-related goals and received the Federal Aviation Administration’s Diamond Award for Maintenance and Engineering for the 17th year in a row;
•	completed Premium Class rollout on our Boeing 737-800, 900 and 900ER fleets;
•	began installation of next-generation Gogo inflight satellite-based Wi-Fi across the mainline fleet; and
•	added partnerships with Japan Airlines, Fiji Airways, Aer Lingus and Finnair.
•	Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Network Carriers” by J.D. Power for the eleventh year in a row;
•	Alaska Airlines named “Best U.S. Airline” by Conde Nast in their Traveler’s “Annual Readers’ Choice Awards”’ and

•	Alaska Airlines ranked first in the U.S. News & World Report’s list of Best Travel Rewards Programs for the third consecutive year.

Governance Highlights

•	Compensation decisions are made by a committee of directors who the Board has determined meet SEC and NYSE independence standards.
•	The Compensation and Leadership Development Committee retains an independent consultant that provides no other services to the Company.
•	The Compensation and Leadership Development Committee regularly meets in executive session without the presence of management.
•	There is no provision for the gross-up of excise taxes in connection with change-of-control severance payments.
•	Change-of-control severance payments and unvested equity require a double-trigger event in order to become vested.
•	The Company offers limited perquisites.
•	The Company maintains a recoupment policy to recover compensation from executives under certain circumstances.
•	The Company maintains executive and independent director stock ownership requirements.
•	The Company maintains an anti-pledging and anti-hedging policy.
•	The Company does not have executive employment agreements with the Named Executive Officers.
•	The Company’s compensation programs do not encourage excessive risk taking.

Consideration of Say-on-Pay Advisory Vote

Stockholders have an opportunity annually to cast an advisory vote in connection with our executive compensation program.  At the 2018 annual meeting, 98.09% of the votes were cast in favor of the advisory say-on-pay proposal in connection with the Company’s 2017 compensation. The Compensation and Leadership Development Committee believes that voting results indicate that stockholders approve of the structure of executive compensation at Alaska Air Group. Therefore, the Committee structured executive compensation for 2018 in a way that is generally consistent with that of 2017.

2018 Compensation Program Overview

The Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. Because the Named Executive Officers are primarily responsible for the overall execution of the Company’s strategy, a high percentage of their total direct compensation is variable and tied to Company performance, thereby providing incentives to achieve goals that help create value for stockholders. Highlights of the program include:

•

For 2018, the Committee approved target-level total compensation for Mr. Tilden that is 86% performance-based and aligned with stockholder value creation. With respect to the other Named Executive Officers, the Committee approved target total compensation that is, on average, 77% performance-based and aligned with stockholder value creation. Performance-based compensation includes the target value of both our annual and long-term incentive programs.

•

The NEO bonuses are subject to the same program in which all Company employees participate.  The bonus is based on the achievement of specific performance objectives that are established at the beginning of the fiscal year by the Committee and are capped at a specified maximum amount. As illustrated in the 2018 Performance-Based Pay Calculation table in this Proxy Statement, the annual incentive plan paid out at 133.8% of target as a result of strong profitability and excellent guest loyalty program scores.

•

In 2018, the equity incentive awards granted to our NEOs consisted of a combination of stock options, service-based RSU awards, and PSU awards that vest only if specified performance levels of relative total shareholder return (TSR) and return on invested capital (ROIC) are achieved. Similar to prior years, 50% of the value was granted in PSUs, 25% of the value in stock options and 25% of the value in RSUs.  The PSUs granted in 2018 have a three-year performance period and are eligible to vest based 25% on shareholder return relative to an airline industry peer group, 25% on shareholder return relative to S&P 500 companies, and 50% on ROIC. These awards align an executive’s incentives with the creation of value for stockholders.

•	The Committee approved payouts of 114.5% of target for our 2016 PSUs based on our performance against TSR and ROIC goals. See the 2018 Performance-Based Pay Calculation table for further details.
•	The Committee approved payouts of 200% of target for special PSUs awarded in 2017 related to the acquisition of Virgin America.

Objectives of the Company’s Executive Compensation Program

The objectives of the executive compensation program are as follows:

•

to attract and retain highly qualified executives who share the Company’s values and are committed to its strategic plan by designing the total compensation package to be competitive with an appropriate peer group;

•

to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific targets that are reflected in the short-term incentive Performance-Based Pay Plan and the Company’s strategic plan;

•

to align the interests of executives, employees, and stockholders by tying a large portion of executives’ total direct compensation (defined as base salary, actual short-term incentive pay and the grant date fair value of equity awards) to the achievement of objective goals related to the Company’s financial performance, safety record, cost structure, and guest satisfaction; and

•	to provide executives with reasonable security to motivate them to continue employment with the Company and achieve goals that will help the Company remain competitive and thrive for the long term.

Compensation Philosophy

The Committee generally targets CEO base salary at or about the 25th percentile of the Company’s airline peer group. However, the Committee may decide to set the CEO’s salary above or below the 25th percentile after taking into consideration other factors. The CEO has the opportunity to earn total direct compensation up to the 50th percentile if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

For the other Named Executive Officers, as well as for other elected officers of the Company, the Committee generally targets base salary at or about the 50th percentile of airline peers and provides executives an opportunity to achieve total direct compensation at the 50th percentile if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

Other factors, such as Company performance, individual performance, tenure, retention goals, and internal equity influence the Committee’s executive compensation-setting philosophy and practice from year-to-year.

How Executive Compensation is Determined

The role of the Committee and the independent consultants with respect to determining executive compensation includes the following:

Executive Compensation. The Committee determines and approves the Named Executive Officers’ compensation based on the CEO’s recommendations for all Named Executive Officers excluding himself.  The Committee determines the CEO’s compensation with the assistance of its independent compensation consultant. The Committee also reviews and approves the CEO’s recommended compensation for elected officers other than the Named Executive Officers.

Independent Consultants. The Committee retained Meridian Compensation Partners, LLC (Meridian) to assist the Committee with its responsibilities related to the Company’s executive and board of directors’ compensation programs. The Committee considered the following facts in concluding that Meridian is an independent advisor:

•

Meridian does not provide other services to Alaska Air Group or its subsidiaries. Meridian’s services are limited to providing the Committee with advice and information solely on executive and director compensation and related corporate governance matters.

•	The amount of fees paid by the Company during the 12-month period ended December 31, 2018 represents less than one percent of Meridian’s total annual revenues for the 2018 calendar year.
•	Meridian maintains policies designed to prevent conflicts of interest, which policies were detailed to the Committee.
•	No Meridian partner, consultant or employee who serves the Committee has any business or personal relationship with any member of the Committee.
•	No Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, owns any shares of stock of the Company.
•	No Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, has any business or personal relationship with any executive officer of the Company.

How the Elements of the Company’s Executive Compensation Program Were Selected

The Compensation and Leadership Development Committee conducts periodic reviews of the Company’s executive compensation to assess its alignment with the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and execute its strategic plan and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect the performance of the business. The Committee uses both fixed compensation and variable performance-based compensation to achieve a program that we believe is balanced, competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change-of-control benefits are intended to attract and retain highly qualified executives and are paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

The Committee believes that this mix of short-term and long-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Deterrents to Excessive Risk-Taking

The Compensation and Leadership Development Committee believes it has designed the overall compensation program in such a way as to deter excessive risk-taking, to encourage executives to focus on the long-term success of the Company and to align the interests of executives with those of stockholders by:

•	encompassing several different financial and operational goals that are directly tied to the Company’s strategy;
•	setting financial and operational goals that are reviewed and approved by the Committee, all members of which are independent;
•	overlapping the performance periods of awards;
•	incorporating short-term and long-term performance periods of varying lengths;
•	maintaining and monitoring compliance with executive stock ownership requirements;
•	capping short-term cash incentives and PSUs;
•	allowing the Committee discretion to reduce amounts otherwise payable under certain awards;
•	referencing market compensation practices of the airline industry;

•	maintaining a recoupment policy that allows the Committee to recover compensation in certain situations;
•	considering internal equity among Company executives; and
•	reflecting the current business challenges and opportunities facing the Company.

Executive Pay Mix and the Emphasis on Variable Pay

The Compensation and Leadership Development Committee believes that emphasis on variable, performance-based compensation at the senior executive level of the Company is a key element in achieving a pay-for-performance culture and in aligning management’s interests with those of the Company’s stockholders. At the same time, the Committee believes that the executive compensation program provides meaningful incentives for executives while balancing risk and reward. When determining target executive pay, the Committee attempts to ensure that compensation is closely aligned with the overall strategy of the Company and that it motivates executives to achieve superior performance and stockholder returns.

Total direct compensation for the Company’s Named Executive Officers is tailored to place a substantial emphasis on variable pay, that is, pay linked to the achievement of specific, measurable performance objectives and subject to variation depending on the degree to which such objectives are achieved. For 2018, the Committee approved target-level total direct compensation for Mr. Tilden that is 86% variable and tied to stockholder value creation. With respect to the other Named Executive Officers, the Committee approved target total direct compensation that is on average 77% variable and tied to stockholder value creation.

The Use of Benchmarking Against a Peer Group

The Committee reviews and analyzes total direct compensation for the Named Executive Officers annually. In analyzing the information for 2018, the Committee reviewed the total direct compensation for executives of a peer group of airlines as identified below.

The following companies represent the airline peer group selected by the Committee as a comparator for determining appropriate compensation levels for 2018:

•	Air Canada
•	American Airlines Group
•	Delta Air Lines
•	Hawaiian Holdings
•	JetBlue Airways
•	SkyWest
•	Southwest Airlines
•	Spirit Airlines
•	United Continental Holdings
•	WestJet Airlines

The Committee chose to include the companies named above in its peer group for the following reasons:

•	they represent a group of sufficient size to present a reasonable indicator of executive compensation levels;
•	they are in the airline industry and their businesses are similar to the Company’s business;
•	the median annual revenue of this group approximates the Company’s annual revenue; and
•	the Company competes with these peer companies for talent to fill certain key, industry-related executive positions.

In the aggregate, 2018 target total cash and target total pay for the Named Executive Officers other than the CEO fell between approximately the 25th and 75th percentiles for comparable positions at companies in the airline peer group. For Alaska Air Group’s CEO, target total cash compensation was below the 25th percentile and total direct compensation was set at approximately the 50th percentile for chief executive officers within the airline peer group.

In setting 2018 executive compensation, the Committee also reviewed data for 18 companies in the broader transportation industry having median annual revenue similar to the Company’s annual revenues as an additional reference point to assess the Company’s executive compensation program. The companies in this transportation industry peer group include: Air Canada, AMERCO, Avis Budget Group, CH Robinson Worldwide Inc., Expedia, Expeditors International of Washington, Hertz Global Holdings, Hub Group, JB Hunt Transport Services, JetBlue Airways, Landstar System Inc., Norfolk Southern Corporation, Norwegian Cruise Line Holdings, Royal Caribbean Cruises Ltd, Ryder System Inc., Swift Transport Co., Union Pacific Corporation, and XPO Logistics Inc.

In the aggregate, target total cash compensation for the Company’s Named Executive Officers fell below the median for comparable positions at companies in the transportation industry peer group. Total direct compensation was between approximately the 25th and 50th percentiles. For Alaska Air Group’s CEO, target total cash compensation and total direct compensation fell below the 25th percentile for chief executive officers within the transportation industry peer group.

The Application of Internal Equity Considerations

In addition to benchmarking against airline and industry peer groups, the Committee and the CEO believe it is appropriate to consider other principles of compensation, and not accept benchmarking data as the sole basis for setting compensation. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, most notably internal equity, when determining executive compensation. By also considering internal equity, the Committee is able to structure executive compensation in a way that ensures fair compensation in light of atypical internal or external pressures or compensation considerations.  Currently, Mr. Tilden’s total direct compensation represents approximately two times the average total direct compensation at the executive vice president level, and approximately five times the average at the vice president level.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for the Named Executive Officers. Base salaries, incentive plan payments, equity awards, equity exercises, perquisites, and health and retirement benefits are included on tally sheets, which are prepared by the Company’s corporate affairs and people departments. The Committee uses the compensation tally sheets to verify that executive compensation is internally equitable and proportioned according to the Committee’s expectations.

Current Executive Pay Elements

Base Pay

The Committee assesses each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity considerations.

In February 2018, the Committee approved a base salary of $570,000 for Mr. Tilden, which was at or about the 25th percentile of salaries for CEOs in the airline peer group. The chart below depicts CEO base salaries at airline peer group companies in 2018.

CEO Base Salary Comparisons

(Airline Peer Group)

2018 Base Salary
Alaska Air Group, Inc.	$570,000
Base Salary (Air Group peers)(1)
United Continental Holdings, Inc.	$1,250,000
Air Canada(2)	$1,066,310
Delta Air Lines Inc.	$800,000
75th Percentile	$800,000
Southwest Airlines Co.	$750,000
Hawaiian Holdings Inc.	$750,000
50th Percentile	$750,000
Spirit Airlines, Inc.(3)	$700,000
25th Percentile	$609,100
WestJet Airlines, Ltd.(2)	$583,424
JetBlue Airways Corp.	$565,000
SkyWest Inc.	$420,000
American Airlines Group Inc.(4)	N/A

(1)	Amounts are based on the most recent compensation data available as of February 5, 2019. In most cases, this is the base salary as reported in the respective company’s 2018 proxy statement.
(2)	Base salary is converted from Canadian Dollars to US Dollars using a rate of 0.76165 (exchange rate on February 5, 2019).
(3)	Represents pay for the new CEO effective January 2019.
(4)	The CEO does not receive a base salary.

In February 2018, the Committee also approved base salaries for the other NEOs as follows:  Mr. Pedersen -- $450,000; Mr. Minicucci -- $505,000 which was increased to $525,000 in October 2018 in light of increased responsibility upon changes in the organization; Mr. Harrison -- $450,000; and Mr. Tackett -- $355,000, which was later increased to $375,000 upon his promotion in September 2018.

Performance-Based Annual Pay

The Company’s Named Executive Officers are eligible to earn annual incentive pay under the Performance-Based Pay Plan (the PBP Plan), in which all eligible company employees participated in 2018 (except Mr. Campbell). The PBP Plan is intended to motivate executives and other employees to achieve specific company goals. The Committee aligns executive compensation with the Company’s strategic plan by choosing a target performance level for each operational or financial goal (outlined in the 2018 Performance-Based Pay Metrics table below) that is consistent with the Company’s strategic plan goals. Targets are established for each NEO as a percentage of base salary.  These percentages are approved by the Committee after considering market data, performance, tenure, and internal pay parity, among other factors as appropriate.

The long-term success of the Company is highly dependent on running a safe and reliable operation, meeting or exceeding the expectations of guests, keeping unit costs in check, and generating financial returns well above our cost of capital. With the continued integration of Virgin America, loyalty of both Mileage Plan members and Visa Signature credit card holders remained important to the Company’s strategy in 2018 and led to the Committee to including relevant metrics in the PBP Plan for the 2018 plan year.  Each of these key strategic objectives is reflected in the goals of the PBP Plan.

For the Named Executive Officers, the 2018 target participation levels were as follows:

2018 Performance-Based Pay Plan Participation Rates

Name	Target Participation as % of Base Salary
Bradley D. Tilden	130%
Benito Minicucci	100%
Brandon S. Pedersen	85%
Andrew R. Harrison	85%
Shane R. Tackett (1)	80%
David L. Campbell (2)	N/A

(1)	Mr. Tackett’s target bonus percentage was increased to 80% from 75% upon his promotion in September 2018.
(2)	Mr. Campbell resigned from Horizon Air on January 5, 2018.

Incentive award payments may range from zero to 200% of the Named Executive Officer’s target based on the achievement of performance goals set by the Committee at the beginning of each year. For each performance metric, performance at the target level will generally result in a 100% payout of the target amount for that metric, while the payout percentage would be 200% for performance at or above the maximum level and 25% for performance at the threshold level. The payout percentages are interpolated for performance between the levels identified below, but if performance for a particular metric is below the threshold level, no payment will be made as to that metric. The Committee retains discretion to reduce bonus amounts below the level that would otherwise be paid.

For 2018, the Performance-Based Pay Plan metrics were set as follows:

2018 Performance-Based Pay Metrics

		Threshold		Target		Maximum
Goal	Weight	Alaska/Virgin	Horizon	Alaska/Virgin	Horizon	Alaska/Virgin	Horizon
Operational Performance
Safety	10%
The number of safety goals met. (1)		1	1	2	2	3	3
Guest Satisfaction	10%
The number of months we meet or exceed the monthly guest satisfaction goal		6 mos.	6 mos.	8 mos.	8 mos.	11 mos.	11 mos.
CASM	10%
Cost per available seat mile excluding fuel and special items		7.80¢	13.45¢	7.70¢	13.25¢	7.60¢	13.05¢
Loyalty - Mileage Plan Growth	10%
Growth in active accounts calculated as a percentage of base consisting of Alaska and Virgin America accounts		10%	10%	13%	13%	16%	16%
Loyalty - Credit Card Growth (Alaska and Virgin America Only)	10%
Growth in net new accounts as a percentage of the base consisting of Alaska and Virgin America accounts		8%	8%	11%	11%	14%	14%
		Threshold		Target		Maximum
Alaska Air Group Profitability
Adjusted Pretax Profit(2)	50%	$675 million		$900 million		$1.15 billion

(1)

Goals set for each of Alaska, Horizon and Virgin America are related to events that present risk to that airline’s operation, including such things as inadvertent slide deployments, runway and taxiway incursions, introduction of a new aircraft type, integration of Safety Management Systems and employee reporting tools and frequency.

(2)

Adjusted pre-tax profit means the net income of Alaska Air Group as computed by Generally Accepted Accounting Principles (GAAP) and adjusted for “Excluded Items” and “Alternative Accounting Treatments.” “Excluded Items” means (a) income taxes, (b) pretax expense under any Alaska Air Group (or subsidiary) profit sharing, performance-based pay, operational performance rewards, variable pay, or similar programs as determined in the discretion of the Compensation and Leadership Development Committee, and (c) special income or expense items that, in the discretion of the Committee, should be excluded because recognizing them would not appropriately serve the goals of the Plan. These special items may include, without limitation, merger-related costs, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, government refunds or assistance, and the cumulative effect of accounting changes. “Alternative Accounting Treatments” means expense or income items that, for purposes of calculating adjusted pre-tax profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the Committee, using GAAP accounting methods would not appropriately serve the goals of the Plan. These may include, without limitation, fuel hedge accounting on an as-settled basis.

Annual target performance measures reflect financial and operational goals that are consistent with the strategic plan that is approved by the Board. Maximum goals correlate to superior performance, while threshold goals generally correlate to what the Committee believes is an acceptable, but minimal, level of performance as compared to the prior year. The 2018 Alaska Air Group profitability target was set at $900 million to align with the Company’s annual budget (with threshold generally aligned to the Company’s weighted average cost of capital).  Although this target was lower than 2017 actual results, the Committee determined it was appropriately set to take into account the Company’s anticipated performance in light of the timing of certain milestones related to the integration of Virgin America. The safety and guest satisfaction measures were set at levels the Committee believed would drive continuous improvement and maintain the Company’s reputation as a leader in the industry in these areas. The cost per available seat mile excluding fuel and special items (CASM) metric was similarly chosen to support the Company’s achievement of its strategic plan. The loyalty mileage plan growth and loyalty credit card growth metrics were chosen to support achievement of revenue synergies anticipated from the Virgin America acquisition.

The Committee believes that using adjusted non-GAAP measures, such as CASM (excluding fuel and special items) and adjusted pre-tax profit, rather than GAAP measures, more closely ties results to elements of performance that can be controlled by the decisions and actions of employees, thereby providing a more direct link between performance and reward. In addition, by removing the short-term impact of certain business decisions (such as the gain or loss on disposition of capital assets), the use of adjusted measures encourages executives to make decisions that are in the best interest of the Company over the long term.

Following is a summary of our performance versus the established goals and an example of the calculation of the 2018 PBP Plan payout for one of the Named Executive Officers (assuming an 85% participation rate) based on actual results:

2018 Performance-Based Pay Calculation (1)

Metrics	Actual	% of Target Achieved	Weight	Payout %
Safety	1 out of 3	25.0%	10.0%	2.5%
Guest Satisfaction	3 months	—%	10.0%	—%
CASM (2)	7.67¢	128.0%	10.0%	12.8%
Loyalty - Mileage Plan Growth	15.53%	184.3%	10.0%	18.4%
Loyalty - Credit Card Growth	10.99%	99.8%	10.0%	10.0%
Alaska Air Group Profitability	$1.1 billion	180.2%	50.0%	90.1%
Total Payout %				133.8%
Participation Rate			x	85.0%
Payout as a % of Base Salary			=	113.7%

(1)	Based on the results that apply to an Alaska Airlines named executive officer.
(2)	Under the terms of the 2018 PBP Plan, CASM calculations exclude fuel costs and may be adjusted for certain excluded items and alternative accounting treatments.

In addition, all of the Company’s employees, including the Named Executive Officers, participate in a separate annual incentive plan called Operational Performance Rewards, which pays a monthly incentive of up to $100 to all employees when certain operational performance targets are met. Awards are based on the achievement of on-time performance and guest satisfaction goals, and the maximum annual payout for each employee is $1,200. In 2018, each Alaska Airlines employee, including the Named Executive Officers, received $750 under the Operational Performance Rewards program, and each Horizon Air employee received $250 (other than Mr. Campbell who did not participate in the program in 2018).

Long-Term Equity-Based Pay

Long-term equity incentive awards that link executive pay to stockholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three- or four-year periods are awarded annually, resulting in overlapping vesting periods. The awards are designed to align Named Executive Officers’ interests with those of stockholders. In addition, equity awards help attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

Stock Options. The Committee grants 25% of each Named Executive Officer’s annual long-term incentive award in the form of stock options with an exercise price that is equal to the fair market value of the Company’s common stock on the grant date. The Named Executive Officers will realize value from their stock options only to the degree that Alaska Air Group’s stockholders realize value, provided the stockholder had purchased shares and held them for the same period as the option remains outstanding. The stock options also function as a retention incentive for executives, as they generally vest ratably over a four-year period on each anniversary of the grant date and have a ten-year term that may be shortened if the executive’s employment terminates.

Restricted Stock Units.  The Committee also grants 25% of each Named Executive Officer’s annual long-term incentive awards to the Named Executive Officers in the form of RSUs. Subject to the executive’s continued employment with the Company, the RSUs generally vest on the third anniversary of the date they are granted and, upon vesting, are paid in shares of Alaska Air Group common stock. The units provide a long-term retention incentive through the vesting period that requires continued service to the Company. The units are designed to further link executives’ interests with those of Alaska Air Group’s stockholders, as the value of the units is based on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested RSUs.

Performance Stock Units. The Committee also annually grants 50% of each Named Executive Officer’s long-term incentive award in PSUs.  The PSUs vest only if the Company achieves performance goals established by the Committee for the three-year performance period covered by the award. PSUs also provide a retention incentive as the value of the award received is prorated based on both the executive’s status as an employee during the performance period and the achievement of performance goals.

In 2018, the Committee approved a payout of the PSUs granted to executives in 2015 at a rate of 150% for the performance period of January 1, 2015 through December 31, 2017.  Such performance stock awards were based 50% on the Company’s TSR performance relative to the following airline peer group, excluding companies that ceased reporting compensation data during the period because they were no longer public: Air Canada, Allegiant Travel Co., American Airlines Group, Delta Air Lines, Hawaiian Holdings, JetBlue Airways, Republic Airways Holdings, SkyWest, Southwest Airlines, Spirit Airlines, United Continental Holdings, Virgin America, and WestJet Airlines.  The Company’s TSR performance ranked 6th among these 14 peers, resulting in a 100% payout for that metric.  The PSU awards granted in 2015 were also based 50% on the Company’s ROIC goals set by the Committee (maximum of 18% or above, target of 14% and threshold of 10% or below).  The Company’s average ROIC during the performance period was 19.7%, resulting in a 200% payout for that metric.

The Committee also made grants in 2016, 2017 and 2018 with three-year performance periods beginning in January of each respective year. The PSU awards granted in 2016 vested following the end of the performance period January 1, 2016 through December 31, 2018 and were based 50% on the Company’s TSR performance relative to the same airline peer group as that used for the 2015 awards.  The PSU awards granted in 2016 were also based 50% on the Company’s ROIC goals set by the Committee.

For the PSU awards granted to the Named Executive Officers in February 2017 with a January 1, 2017 through December 31, 2019 performance period, the vesting of 25% of the stock units subject to the award will be determined based on the Company’s TSR rank versus the same airline peer group as that used for the 2016 awards, with the exception of Virgin America.  The vesting of 25% of the stock units subject to the award will be determined based on the Company’s TSR rank relative to the S&P 500 companies. The vesting of 50% of the stock units subject to the award will be determined based on the Company’s ROIC performance for the three-year period as measured against goals set by the Committee.

For the PSU awards granted to the Named Executive Officers (other than Mr. Campbell) in February 2018 with a January 1, 2018 through December 31, 2020 performance period, the vesting of 25% of the stock units subject to the award will be determined in accordance with the chart below based on the Company’s TSR rank versus the same airline peer group as that used for the 2017 awards with the exception of Republic Airways.  The vesting of 25% of the stock units subject to the award will be determined in accordance with the chart below based on the Company’s TSR rank relative to the S&P 500 companies. The vesting of 50% of the stock units subject to the award will be determined based on the Company’s ROIC performance for the three-year period as measured against goals set by the Committee.

The Committee chose relative TSR as a performance measure to provide additional incentive for executives to support and drive long-term stockholder value. Given the nature of the airline business, the Committee believes that measuring TSR on a relative basis rather than on an absolute basis provides a more relevant reflection of the Company’s performance by mitigating the impact of various macro-economic factors that tend to affect the entire industry. The Committee also believes that measuring the Company’s performance relative to the broad market and to appropriate ROIC goals encourages executives to manage the Company in such a way as to maintain sustainable growth and to attract a broader range of investors.

The percentage of the PSUs that vest may range from zero to 200% of the target number of units subject to the award, depending on the results of the Company’s goals for the performance period. The payout percentages are interpolated for performance results falling between the levels identified below. The Committee retains discretion to reduce bonus amounts below the level that would otherwise be paid. The Company does not issue dividend equivalents on unvested PSUs.

2018 Performance Stock Unit Award Metrics (2018-2020 Performance Period)

Airline Peer Group		S&P 500 Companies		Alaska Air Group ROIC(1)
TSR Rank Among the Airline Peer Group	Percentage of Peer Group Stock Units that Vest	TSR Percentile Rank Among the S&P 500 Index	Percentage of Peer Group Stock Units that Vest	Average ROIC	Percentage of ROIC Stock Units that Vest
1st or 2nd	200%	90th and Above	200%	13% and above	200%
3rd	170%	80th	175%	11%	100%
4th	140%	70th	150%	Below 10%	0%
5th	120%	60th	125%
6th	90%	50th	100%
7th	65%	40th	60%
8th	45%	30th	20%
9th	20%	Below 30th	0%
10th, 11th or 12th	0%
(1)	Payout percentages will be linearly interpolated for performance between the levels identified above.

Equity Award Guidelines. The Committee considers and generally follows equity grant guidelines that are based on the target total direct compensation levels and pay mix described above. Target equity grants, when combined with the base salary and annual target incentive opportunity described above, are designed to achieve total direct compensation at or about the 50th percentile of the peer group data for the Named Executive Officers. The Committee may adjust equity grants to the Named Executive Officers by 25% above or below these target levels based on the Committee’s general assessment of:

•	the individual’s contribution to the success of the Company’s financial performance;
•	internal pay equity;
•	the individual’s performance of job responsibilities; and
•	the accounting impact to the Company and potential dilution effects of the grant.

The Committee believes that stock options, time-based RSUs and PSUs each provide incentives that are important to the Company’s executive compensation program as a whole. Therefore, the Committee generally allocates the grant-date value (based on the principles used in the Company’s financial reporting) of each executive’s total equity incentive award among these three types of awards.

2018 Equity Awards. For 2018, the target long-term incentive guidelines as applied to the Named Executive Officers are noted in the table below:

Equity Award Guidelines

	Equity Target as a	Equity Mix
Name	% of Base Pay	Stock Options	Restricted Stock Units	Performance Stock Units
Bradley D. Tilden	375%	25%	25%	50%
Brandon S. Pedersen	225%	25%	25%	50%
Benito Minicucci	275%	25%	25%	50%
Andrew R. Harrison	225%	25%	25%	50%
Shane R. Tackett (1)	200%	25%	25%	50%
David L. Campbell (2)	N/A	—	—	-

(1)	Mr. Tackett’s equity target was increased from 125% to 200% upon his promotion in September 2018.
(2)	Mr. Campbell resigned from Horizon Air on January 5, 2018, and received no equity awards in 2018,

In keeping with these guidelines, both Mr. Minicucci and Mr. Tackett received additional OPTs and RSUs as a supplement to their annual grant in an amount to reflect their change in base salary in October 2018 and September 2018, respectively.

2018 Equity Target Values.  These values represent the target dollar value of annual stock option (OPTs), PSU and RSU awards granted in February 2018.  Actual grant date fair value may vary.  For more information on these awards, see the 2018 Grants of Plan-Based Awards table.

Named Executive Officer	OPTs (25% of Total Grant)	PSUs (50% of Total Grant)	RSUs (25% of Total Grant)	Total PSU/RSU Value
Bradley D. Tilden	$534,375	$1,068,750	$534,375	$2,137,500
Brandon S. Pedersen	$253,125	$506,250	$253,125	$1,012,500
Benito Minicucci	$347,188	$694,375	$347,188	$1,388,751
Andrew R. Harrison	$253,125	$506,250	$253,125	$1,012,500
Shane R. Tackett	$110,938	$221,875	$110,938	$443,751
David L. Campbell (1)	—	—	—	—
(1)	Mr. Campbell resigned from Horizon Air on January 5, 2018, and received no equity awards in 2018.

Special Equity Awards. The Committee retains discretion to make other equity awards at such times and on such terms as it considers appropriate to help achieve the goals of the Company’s executive compensation program.  No such special equity awards were made to any Named Executive Officer in 2018.

In March 2017, the Committee granted a one-time award of PSUs to the Named Executive Officers, with the exception of Mr. Tilden.  The PSUs are subject to one-year performance periods over three years. with vesting based on cash flow targets established for each applicable year that were designed to motivate achievement of superior financial results and successful integration of Virgin America.  For the performance periods of January 1, 2017 through December 31, 2017 and January 1, 2018 through December 31, 2018, the PSUs paid at a rate of 200% for each performance period based on a maximum goal of adjusted cash flow for each performance year of $1.7 billion or more.

Perquisites and Personal Benefits

In 2018, an amount equal to 1% of base salary was paid to Named Executive Officers as an allowance for financial planning services.

Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. The Retirement Plan for Salaried Employees (the Salaried Retirement Plan) and the Company’s 401(k) plans are tax-qualified retirement plans in which Mr. Tilden and Mr. Tackett participate on substantially the same terms as other participating employees. The Salaried Retirement Plan was frozen on January 1, 2014 at its then-current benefit levels. Due to maximum limitations imposed by the Internal Revenue Code on the annual amount of a pension that may be paid under a qualified defined-benefit plan, the benefits that would otherwise be provided to these executives under the Salaried Retirement Plan are required to be limited. An unfunded defined-benefit plan in which Mr. Tilden also participates, the 1995 Elected Officers Supplementary Retirement Plan (the Supplementary Retirement Plan), provides make-up benefits plus supplemental retirement benefits.

In light of the freeze on the Company’s Salaried Retirement Plan effective January 1, 2014, all Named Executive Officers participate in the Company’s Defined Contribution Officers Supplementary Retirement Plan (DC Supplemental Retirement Plan).

The Named Executive Officers are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred. The interest earned on this deferred compensation is similar to what an ordinary investor could earn in the market.

Please see the tables under Pension and Other Retirement Plans and 2018 Nonqualified Deferred Compensation and the information following the tables for a description of these plans.

Stock Ownership Policy

The Compensation and Leadership Development Committee believes that requiring significant stock ownership by executives further aligns their interests with those of long-term stockholders. Within five years of election or promotion to a position with a greater holding requirement, each executive officer must beneficially own a number of shares of the Company’s common stock with a fair market value equal to or in excess of a specified multiple of the individual’s base salary as follows:

•	five times base salary for the CEO;
•	four times base salary for Mr. Minicucci; and
•	three times base salary for Mr. Pedersen, Mr. Harrison and Mr. Tackett.

Executives are required to retain 50% of any shares of common stock acquired in connection with the vesting of RSUs and PSUs until the holding target is reached. Unexercised stock options, unvested RSUs and unvested PSUs do not count toward satisfaction of the ownership requirements. The Committee reviews compliance with this requirement annually.

Prohibition of Speculative Transactions in Company Securities

The Company’s insider trading policy prohibits executive officers, including the Named Executive Officers, from engaging in certain speculative transactions in the Company’s securities, including short-term trading, short sales, publicly traded options (such as puts, calls or other derivative securities), margin accounts, pledges or hedging transactions.

Recoupment of Certain Compensation Payments

The Compensation and Leadership Development Committee has adopted a recoupment policy that applies to individuals who qualify as executive officers of the Company for purposes of Section 16 of the Securities Exchange Act of 1934. Under the policy, in such circumstances as it, in its sole discretion, determines to be appropriate, the Committee will obtain reimbursement or effect cancellation of all or a portion of any short- or long-term cash or equity incentive payments or awards where: (1) such payment or award of cash or shares was made on or after the effective date of this policy; (2) the amount of or number of shares included in any such payment or award that was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to the individual’s fraudulent or grossly negligent act or omission; (3) a lesser payment or award of cash or shares would have been made to the individual based upon the restated financial results; and (4) the payment or award of cash or shares was received by the individual prior to or during the 12-month period following the first public issuance or filing of the financial results that were subsequently restated.

Agreements Regarding Change-of-Control and Termination

The Company has change-of-control agreements with the Named Executive Officers (other than Mr. Campbell) that provide for severance benefits if the executive’s employment terminates under certain circumstances in connection with a change-of-control.

The Company has entered into change-of-control agreements with these executives because it believes that the occurrence, or potential occurrence, of a change-of-control transaction would create uncertainty and disruption during a critical time for the Company. The payment of cash severance benefits under the agreements is triggered if two conditions are met: (1) actual or constructive termination of employment and (2) the consummation of a change-of-control transaction. The Committee believes that the Named Executive Officers should be entitled to receive cash severance benefits only if both conditions are met. Once the change-of-control event occurs, the Named Executive Officer’s severance and other benefits payable under the contract begin to diminish with time so long as the executive’s employment continues, until ultimate expiration of the agreement 36 months later. None of the Company’s change-of-control agreements provide for reimbursement of excise taxes.

As previously reported by the Company on a current report on Form 8-K filed with the SEC on December 21, 2017, Mr. Campbell, in connection with his resignation, entered into a separation and release agreement with the Company, pursuant to which Mr. Campbell received a lump sum severance payment of $1,866,000, representing one year of his base salary, an amount equal to his average incentive pay for the prior three years under Horizon’s annual incentive plan, an amount in lieu of any payment based on actual results for the 2017 plan year under Horizon’s annual incentive plan, the value of Horizon’s contributions for his coverage under its health plans for twelve months, and the approximate value of a portion of Mr. Campbell’s outstanding and unvested equity-based awards (with all of his unvested awards to be cancelled on his resignation date). The agreement included a general release of claims by Mr. Campbell and his covenants not to compete with respect to certain other U.S. air carriers for a period of at least six months following the effective date of his resignation, as applicable, and not to solicit any employees of Horizon or its affiliates, Alaska Airlines, Inc. and Virgin America Inc. (applicable until its merger into Alaska Airlines in July 2018) for employment elsewhere for a period of one year following the effective date of his resignation.

Policy with Respect to Section 162(m)

Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year.  Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by a company’s compensation committee under a plan approved by the company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.  As one of the factors in its consideration of compensation matters, the Committee notes this deductibility limitation.  However, the Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes.  There can be no assurance that any compensation will in fact be deductible.

Compensation and Leadership Development Committee Report

The Compensation and Leadership Development Committee has certain duties and powers as described in its charter. The Committee is currently composed of four non-employee directors who are named at the end of this report, each of whom the Board has determined is independent as defined by NYSE listing standards.

The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis section be incorporated by reference in the Company’s 2018 Annual Report on Form 10-K filed with the SEC and the Company’s 2019 Proxy Statement. (1)

Compensation and Leadership Development Committee of the Board of Directors

Marion C. Blakey, Chair (since May 2018)

J. Kenneth Thompson, Member

James A. Beer, Member

Dennis F. Madsen, Member (until May 2018)

Raymond L. Conner, Member (since May 2018)

(1)

SEC filings sometimes incorporate information by reference. This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

Compensation and Leadership Development Committee Interlocks

and Insider Participation

Ms. Blakey, Mr. Beer and Mr. Thompson were members of the Compensation and Leadership Development Committee during all of 2018. Mr. Conner has been a member of the Committee since May 2018, and Mr. Madsen served as a member of the Committee until May 2018.  No director who served on the Committee for all or part of 2018 is or has been an executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During 2018, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity where the entity’s executive officers also served as a director or member of the Company’s Compensation and Leadership Development Committee.

Summary Compensation Table

The following table presents information regarding compensation for services rendered during 2018 for the CEO, the CFO, and the four other most highly compensated executive officers. These individuals are referred to as the Named Executive Officers in this Proxy Statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1)(2) ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compen- sation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($) (h)	All Other Compen- sation(5) ($) (i)	Total ($) (j)
Bradley D. Tilden	2018	563,846	—	1,961,616	640,666	981,504	—	227,213	4,374,845
CEO	2017	534,616	—	2,762,366	673,440	998,744	480,102	268,898	5,718,166
Alaska	2016	487,600	—	1,817,951	412,499	962,334	359,901	206,027	4,246,312

Brandon S. Pedersen	2018	442,308	—	927,831	303,736	503,787	—	146,399	2,324,061
EVP Finance & CFO	2017	417,308	—	1,485,671	311,887	530,289	—	161,616	2,906,771
Alaska	2016	390,769	—	873,733	198,380	580,659	22,516	122,036	2,188,093

Benito Minicucci	2018	500,385	—	1,284,576	428,994	671,294	—	186,613	3,071,862
President & COO	2017	464,231	—	1,911,541	426,372	624,555	—	251,859	3,678,558
Alaska	2016	426,923	—	1,452,245	325,657	612,189	9,612	116,811	2,943,437

Andrew R. Harrison	2018	442,308	—	927,831	303,736	503,787	—	151,800	2,329,462
EVP & CCO	2017	417,308	—	1,485,671	311,887	530,289	—	162,183	2,907,338
Alaska	2016	383,077	—	873,733	198,380	569,249	22,819	113,478	2,160,736

Shane R. Tackett (6)	2018	353,462	—	476,806	203,761	369,729	—	101,052	1,504,810
EVP Planning & Strategy
Alaska

David L. Campbell (7)	2018	19,654	—	—	—	—	—	1,868,703	1,888,357
Former President & CEO	2017	358,846	—	888,585	148,999	250	—	79,309	1,475,989
Horizon Air	2016	331,981	—	1,088,286	90,913	368,744	1,421	43,321	1,924,666

(1)

The amounts reported in Columns (e) and (f) of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2018 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted in 2018 to the Named Executive Officers, please see the discussion under 2018 Grants of Plan-Based Awards below.

(2)

The amounts reported in Column (e) of the table above also include the grant date fair value of performance-based stock unit awards granted in 2016, 2017, and 2018 to the Named Executive Officers based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. The methodology used to determine the probable outcome of the performance-based conditions applicable to the 2016 and 2017 awards has been replaced by the Company’s use of a Monte Carlo simulation beginning with the awards granted in 2018.  The following table presents the aggregate grant date fair value of these performance-based awards included in Column (e) for 2016, 2017 and 2018, and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2016 Performance Awards		2017 Performance Awards		2018 Performance Awards
	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)
Name	($)	($)	($)	($)	($)	($)
Bradley D. Tilden	1,404,482	1,667,002	2,088,266	2,677,140	1,319,472	2,581,954
Brandon Pedersen	673,561	799,373	1,174,622	1,488,250	622,813	1,218,736
Benito Minicucci	1,107,047	1,313,913	1,487,821	1,893,324	854,587	1,672,250
Andrew R. Harrison	673,561	799,373	1,174,622	1,488,250	622,813	1,218,736
Shane R. Tackett (6)					273,513	535,120
David L. Campbell (7)	984,601	1,772,412	740,283	1,091,637	—	—

In 2017, the Committee awarded one-time grants of additional PSUs to the Named Executive Officers (excluding Mr. Tilden). The awards can range from 0% if the threshold performance is not reached to 200% of target if maximum performance is achieved. Mr. Campbell did not receive an award in 2018.

(3)

Non-Equity Incentive Plan Compensation in Column (g) of the Summary Compensation Table above includes Performance-Based Pay compensation and Operational Performance Rewards, further described in the Compensation Discussion and Analysis.

(4)

The amount reported in Column (h) of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Retirement Plan for Salaried Employees and the Officers Supplementary Retirement Plan (defined-benefit plans) as well as any above-market earnings on each Named Executive Officer’s account under the Nonqualified Deferred Compensation Plan. The number included in Column (h) is an estimate of the value of future payments and does not represent value received. For the Named Executive Officers, company contributions to the Defined-Contribution Officers Supplementary Retirement Plan (DC-OSRP) in lieu of the defined-benefit plan are reported in Column (i) and detailed in the table in Footnote (5) below.

(5)

The following table presents detailed information on the types and amounts of compensation reported for the Named Executive Officers in Column (i) of the Summary Compensation Table. For Column (i), each perquisite and other personal benefit is included in the total and identified and, if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and other benefits for that officer, is quantified in the table below. All reimbursements of taxes with respect to perquisites and other benefits are identified and quantified. Tax reimbursements are provided for travel privileges unique to the airline industry. Also included in the total for Column (i) is the Company’s incremental cost of providing flight benefits, annual physical, and accidental death and dismemberment insurance premiums. By providing positive-space travel without tax consequences to the Named Executive Officers, we are able to deliver a highly valued benefit at a low cost to the Company. In addition, we believe that this benefit provides the opportunity for the Named Executive Officers to connect with the Company’s front-line employees. As noted in the Compensation Discussion and Analysis section, in 2018 we paid each of the Name Executive Officers a personal benefit allowance for financial planning services equal to 1% of the executive’s base .

					Personal Travel
Name	Severance ($)	Company Contribution to 401(k) Account ($)	Company Contribution to DC-OSRP Account ($)	State Business Travel Tax Reimburse-ment	Personal Travel ($)	Taxes Paid on Personal Travel ($)	Other* ($)	Total “All Other Compensation” ($)
Bradley D. Tilden	—	33,000	154,469	24,112	3,407	2,211	10,014	227,213
Brandon S. Pedersen	—	16,500	80,725	15,785	13,982	9,071	10,336	146,399
Benito Minicucci	—	16,500	96,036	52,693	5,287	3,431	12,666	186,613
Andrew R. Harrison	—	16,500	80,725	14,890	19,504	12,654	7,527	151,800
Shane R. Tackett (6)	—	33,000	43,910	—	12,219	7,928	3,995	101,052
David L. Campbell (7)	1,866,000	1,179	—	—	822	534	168	1,868,703

*Includes the Company’s incremental cost of providing a flight benefit, annual physical, life insurance premium, and the above-market amount paid for accidental death and dismemberment insurance premiums.

(6)	Mr. Tackett was not a Named Executive Officer prior to 2018, therefore, only 2018 compensation information is included.
(7)	Mr. Campbell resigned from Horizon Air on January 5, 2018.

2018 Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Named Executive Officers in 2018. Please see the Performance-Based Annual Pay section in the CD&A for a description of the material terms of the non-equity incentive plan awards reported and the Long-Term Equity-Based Pay section for a description of the material terms of the equity-based awards reported. Each of the equity-based awards reported below was granted under the Company’s 2016 Performance Incentive Plan (2016 Plan).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option Awards:		Grant Date Fair
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maximum (#) (h)	Awards: Number of Shares of Stock or Units (#) (i)	Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Value of Stock and Option Awards(1) ($) (l)
Bradley D. Tilden
Stock Options	2/13/18								37,250	66.89	640,666
RSUs	2/13/18							9,600			642,144
PSUs	2/13/18				4,825	19,300	38,600				1,319,472
PBP Plan	N/A	183,625	734,500	1,469,000
Brandon S. Pedersen
Stock Options	2/13/18								17,660	66.89	303,736
RSUs	2/13/18							4,560			305,018
PSUs	2/13/18				2,278	9,110	18,220				622,813
PBP Plan	N/A	94,297	377,188	754,375
Benito Minicucci
Stock Options	2/13/18								24,230	66.89	416,734
RSUs	2/13/18							6,250			418,063
PSUs	2/13/18				3,125	12,500	25,000				854,587
Stock Options	10/2/18								680	66.26	12,260
RSUs	10/2/18							180			11,927
PBP Plan	N/A	126,025	504,100	1,008,200
Andrew R. Harrison
Stock Options	2/13/18								17,660	66.89	330,736
RSUs	2/13/18							4,560			305,018
PSUs	2/13/18				2,278	9,110	18,220				622,813
PBP Plan	N/A	94,297	377,188	754,375
Shane R. Tackett
Stock Options	2/13/18								7,740	66.89	133,121
RSUs	2/13/18							2,000			133,780
PSUs	2/13/18				1,000	4,000	8,000				273,513
Stock Options	9/10/18								3,770	68.15	70,640
RSUs	9/10/18							1,020			69,513
PBP Plan	N/A	62,588	250,353	500,705
David L. Campbell
Stock Options	N/A
RSUs	N/A
PSUs	N/A
PSUs	N/A
PBP Plan	N/A

Key:	RSUs – Restricted Stock Units; PSUs – Performance Stock Units; PBP Plan – Performance-Based Pay Plan
(1)

The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may or may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in Column (l), please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2018 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of December 31, 2018, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option						Stock Awards
Name (a)	Award Date (b)	Number of Securities Underlying Unexer- cised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expir- ation Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($) (j)
Bradley D. Tilden
	2/7/11	40,800	—		15.325	2/7/21
	2/14/12	23,360	—		19.00	2/14/22
	2/11/13	37,900	—		24.40	2/11/23
	2/11/14	21,800	—		38.755	2/11/24
	2/10/15	10,200	3,400	(2)	65.370	2/10/25
	2/9/16	7,600	7,600	(3)	65.630	2/9/26	6,300	(3)	383,355	12,700	(11)	772,795
	2/14/17	4,000	12,000	(5)	96.30	2/14/27	7,000	(5)	425,950	13,900	(11)	845,815
	2/13/18	—	37,250	(8)	66.89	2/13/28	9,600	(8)	584,160	19,300	(11)	1,174,405
Brandon S. Pedersen
	5/12/14	1,330	—		48.945	5/12/24
	2/10/15	2,107	2,108	(2)	65.370	2/10/25
	2/9/16	1,828	3,655	(3)	65.630	2/9/26	3,050	(3)	185,593	6,090	(11)	370,577
	2/14/17	1,852	5,558	(5)	96.30	2/14/27	3,230	(5)	196,546	6,450	(11)	392,483
	3/7/17									647	(11)	39,370
	2/13/18	—	17,660	(8)	66.89	2/13/28	4,560	(8)	277,476	9,110	(11)	554,344
Benito Minicucci
	2/11/13	882	—		24.400	2/11/23
	2/11/14	3,520	—		38.755	2/11/24
	5/12/14	2,230	—		48.945	5/12/24
	2/10/15	8,542	2,848	(2)	65.370	2/10/25
	2/9/16	6,000	6,000	(3)	65.630	2/9/26	5,000	(3)	304,250	10,010	(11)	609,109
	5/12/16						260	(4)	15,821
	2/14/17	2,532	7,598	(5)	96.30	2/14/27	4,400	(5)	267,740	8,810	(11)	536,089
	3/7/17									517	(11)	31,459
	2/13/18	—	24,230	(8)	66.89	2/13/2028	6,250	(8)	380,313	12,500	(11)	760,625
	10/2/18	—	680	(10)	66.26	10/2/2028	180	(10)	10,953
Andrew R. Harrison
	2/11/14	840	—		38.755	2/11/24
	5/12/14	1,500	—		48.945	5/12/24
	2/10/15	1,572	1,573	(2)	65.370	2/10/25
	2/9/16	1,828	3,655	(3)	65.630	2/9/26	3,050	(3)	185,593	6,090	(11)	370,577
	2/14/17	1,852	5,558	(5)	96.30	2/14/27	3,230	(5)	196,546	6,450	(11)	392,483
	3/7/17									647	(11)	39,370
	2/13/18	—	17,660	(8)	66.89	2/13/28	4,560	(8)	277,476	9,110	(11)	554,344

	Option						Stock Awards
Name (a)	Award Date (b)	Number of Securities Underlying Unexer- cised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expir- ation Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($) (j)
Shane R. Tackett
	2/11/14	770	—		38.755	2/11/24
	2/10/15	1,232	463	(2)	65.370	2/10/25
	2/9/16	875	875	(3)	65.630	2/9/26	730	(3)	44,421	1,460	(11)	88,841
	2/14/17	465	1,395	(5)	96.30	2/14/27	810	(5)	49,289	1,630	(11)	99,186
	3/7/17						1,114	(6)	67,787	557	(11)	33,893
	8/3/17	195	585	(7)	84.99	8/3/2027	330	(7)	20,081
	2/13/18	—	7,740	(8)	66.89	2/13/28	2,000	(8)	121,700	4,000	(11)	243,400
	9/10/18	—	3,770	(9)	68.15	9/10/28	1,020	(9)	62,067
David L. Campbell(12)

(1)

The dollar amounts shown in Column (h) and Column (j) are determined by multiplying the number of shares or units reported in Column (g) and Column (i), respectively, by $60.85 (the closing price of Air Group stock on 12/31/18).

(2)

The unvested options under the 2/10/15 grant are scheduled to become vested as follows:  Mr. Tilden – 3,400 on 2/10/19; Mr. Pedersen – 2,108 on 2/10/19; Mr. Minicucci – 2,848 on 2/10/19; Mr. Harrison – 1,573 on 2/10/19 and Mr. Tackett – 463 on 2/10/19.

(3)

The RSUs awarded on 2/9/16 became fully vested on 2/9/19.  The unvested options under the 2/9/16 grant have or are scheduled to become vested as follows:  Mr. Tilden – 3,800 on 2/9/19 and 3,800 on 2/9/20; Mr. Pedersen – 1,827 on 2/9/19, and 1,828 on 2/9/20; Mr. Minicucci – 3,000 on 2/9/19 and 3,000 on 2/9/20; Mr. Harrison – 1,827 on 2/9/19 and 1,828 on 2/9/20 and Mr. Tackett – 437 on 2/9/19 and 438 on 2/9/20.

(4)	The RSUs awarded to Mr. Minicucci on 5/12/16 are scheduled to become fully vested on 5/12/19.
(5)

The RSUs awarded on 2/14/17 are scheduled to become fully vested on 2/14/20.  The unvested options under the 2/14/17 grant have or are scheduled to become vested as follows:  Mr. Tilden – 4,000 on 2/14/19, 4,000 on 2/14/20 and 4,000 on 2/14/21; Mr. Pedersen – 1,853 on 2/14/19, 1,852 on 2/14/20 and 1,853 on 2/14/21; Mr. Minicucci – 2,533 on 2/14/19, 2,532 on 2/14/20 and 2,533 on 2/14/21;  Mr. Harrison – 1,853 on 2/14/19, 1,852 on 2/14/20 and 1,853 on 2/14/21 and Mr. Tackett – 465 on 2/14/19, 465 on 2/14/20 and 465 on 2/14/21.

(6)	The RSUs awarded to Mr. Tackett on 3/7/17 are scheduled to vest ratably over three years. 556 RSUs vested on 3/7/18 and the remaining RSUs vest as follows: 557 on 3/7/19 and 557 on 3/7/20:
(7)

The RSUs awarded to Mr. Tackett on 8/3/17 are scheduled to vest on 8/3/20.  The unvested options under the 8/3/17 grant have or are scheduled to become vested as follows:  195 on 8/3/19, 195 on8/3/20 and 195 on 8/3/21.

(8)

The RSUs awarded on 2/13/18 are scheduled to become fully vested on 2/13/21.  The unvested options under the 2/13/18 grant have or are scheduled to become vested as follows:  Mr. Tilden – 9,312 on 2/13/19, 9,313 on 2/13/20, 9,312 on 2/13/21 and 9,313 on 2/13/22; Mr. Pedersen – 4,415 on 2/13/19, 4,415 on 2/13/20, 4,415 on 2/13/21 and 4,415 on 2/13/22; Mr.  Minicucci – 6,057 on 2/13/19, 6,058 on 2/13/20, 6,057 on 2/13/21 and 6,058 on 2/13/22; Mr. Harrison – 4,415 on 2/13/19, 4,415 on 2/13/20, 4,415 on 2/13/21 and 4,415 on 2/13/22; and Mr. Tackett – 1,935 on 2/13/19, 1,935 on 2/13/20, 1,935 on 2/13/21 and 1,935 on 2/13/22.

(9)

The RSUs awarded to Mr. Tackett on 9/10/18 are scheduled to become fully vested on 9/10/21.  The unvested options under the 9/10/18 grant are scheduled to become vested as follows: 942 on 9/10/19, 943 on 9/10/20, 942 on 9/10/21 and 943 on 9/10/22.

(10)

The RSUs awarded to Mr. Minicucci on 10/2/18 are scheduled to become fully vested on 10/2/21.  The unvested options under the 10/2/18 grant are scheduled to become vested as follows:  170 on 10/2/19, 170 on 10/2/20, 170 on 10/2/21, and 170 on 10/2/22.

(11)

The PSUs reported in Column (i) are eligible to vest based on the Company’s performance over a three-year period as described in the Compensation Discussion and Analysis above. The PSUs granted on 2/9/16 vested on 2/14/19 based on the goals set for a three-year performance period ending 12/31/18 and a portion of the PSUs granted on 3/7/17 vested on 2/14/19 based on the goals set forth for a one-year performance period ending 12/31/18. The PSUs granted on 2/14/17 are eligible to vest based on the goals set for a three-year performance period ending 12/31/19 and the PSUs granted on 2/13/18 are eligible to vest based on the goals set for a three-year performance period ending 12/31/20.  The outstanding PSUs granted on 3/7/17 reported in this column are eligible to vest on 12/31/19 based on the goals set on 3/7/17 for a one-year performance periods ending on 12/31/19.

(12)	All outstanding unvested and unexercised options, RSUs and PSUs granted to Mr. Campbell were cancelled upon his resignation from Horizon Air on January 5, 2018.

2018 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by the Named Executive Officers during 2018 and the vesting during 2018 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise(1) ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting(1) ($) (e)
Bradley D. Tilden	—	—	23,850	1,582,307
Brandon S. Pedersen	2,918	90,035	16,067	1,066,714
Benito Minicucci	6,684	227,651	20,992	1,393,327
Andrew R. Harrison	—	—	12,307	817,248
Shane R. Tackett	—	—	6,188	407,773
David L. Campbell	—	—	—	—

(1)

The amounts shown in Column (c) above for option awards are determined by multiplying the number of exercised shares by the difference between the per-share closing price of the Company’s common stock on the date of exercise and the exercise price of the options. The amounts shown in Column (e) above for stock awards are determined by multiplying the number of vested units by the per-share closing price of the Company’s common stock on the vesting date.

Pension and Other Retirement Plans

The Company maintains two primary defined-benefit plans covering Mr. Tilden and Mr. Tackett. The Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the Salaried Retirement Plan) is a qualified defined-benefit employee retirement pension plan, and Mr. Tilden and Mr. Tackett participate in this plan on the same general terms as other eligible employees. The Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan (the Supplementary Retirement Plan) is a nonqualified defined benefit plan, in which Mr. Tilden and Mr. Tackett also participate. Mr. Minicucci, Mr. Pedersen, and Mr. Harrison participate in the defined-contribution plans (as described below) in lieu of these defined-benefit plans. Mr. Campbell participated in the defined-contribution plan until his resignation on January 5, 2018.

The following table presents information regarding the present value of accumulated benefits that may become payable to the Named Executive Officers under the qualified and nonqualified defined-benefit plans.

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (#) (c)	Present Value of Accumulated Benefit (1) ($) (d)	Payments During Last Fiscal Year ($) (e)
Bradley D. Tilden	Salaried Retirement Plan	22.844	1,394,235	N/A
	Supplementary Retirement Plan	14.919	2,492,688	N/A
Brandon S. Pedersen (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Benito Minicucci (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Andrew R. Harrison (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Shane R. Tackett	Salaried Retirement Plan	13.058	233,704	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
David L. Campbell (3)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A

(1)

The years of credited service through December 31, 2013, when the Plan was frozen, and the present value of accumulated benefits as of December 31, 2018 assume that each Named Executive Officer retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 8 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2018 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)

In lieu of participation in the defined-benefit plans, Mr. Minicucci, Mr. Pedersen, and Mr. Harrison receive a contribution to the Company’s defined-contribution plans. Specifically, in lieu of participation in the Salaried Retirement Plan: Mr. Minicucci, Mr. Pedersen, and Mr. Harrison each receive a Company match contribution to the Alaskasaver 401(k) Plan up to 3% of eligible compensation, plus an additional employer contribution of 3% of eligible compensation. Mr. Campbell received a company match contribution up to 6% of eligible compensation in the Horizon Air Savings Investment Plan.  In lieu of the Supplementary Retirement Plan, Mr. Minicucci, Mr. Pedersen, and Mr. Harrison are also eligible to participate in the Nonqualified Deferred Compensation Plan, which is further described below.

(3)	Prior to his resignation from Horizon Air on January 5, 2018, Mr. Campbell was eligible to participate in the Nonqualified Deferred Compensation Plan.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement pension plan for certain salaried Alaska Airlines employees hired prior to April 1, 2003. Mr. Tilden and Mr. Tackett are fully vested in their accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service (limited to 40 years). Annual benefits are computed on a straight-life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

On June 20, 2011, the Board amended the Salaried Retirement Plan to provide that effective January 1, 2014, the plan would be frozen so that participants in the plans would not accrue any benefits with respect to services performed or compensation earned on or after that date.

The tax law limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2018, this limit on annual benefits was $220,000.

Supplementary Retirement Plans

In addition to the benefits described above, Mr. Tilden is eligible to receive retirement benefits under the Supplementary Retirement Plan. This plan is a non-qualified, unfunded, defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60. Benefits are calculated as a monthly amount on a straight-life annuity basis. In general, the monthly benefit is determined as a percentage (50% to 75% of a participant’s final average monthly base salary) based on the officer’s length of service with the Company and length of service as an elected officer.

This benefit amount is subject to offset by the amount of the officer’s Social Security benefits and the amount of benefits paid under the Salaried Retirement Plan to the extent such benefits were accrued after the officer became a participant in the Supplementary Retirement Plan. (There is no offset for any Salaried Retirement Plan benefits accrued for service before the officer became a participant in the Supplementary Retirement Plan.)

Participants in the Supplementary Retirement Plan become fully vested in their benefits under the plan upon attaining age 50 and completing 10 years of service as an elected officer. Plan benefits will also become fully vested upon a change-of-control of the Company or upon termination of the participant’s employment due to death or disability.

On June 20, 2011, the Board of Directors amended the Supplementary Retirement Plan to provide that, effective January 1, 2014, the plan would be frozen so that participants in the plan would not accrue any benefits with respect to services performed or compensation earned on or after that date. The Board also amended the Supplementary Retirement Plan so that, effective January 1, 2014, officers who previously participated in the Supplementary Retirement Plan, and are then employed by the Company, will be eligible to participate in the DC Supplementary Retirement Plan. Under the DC Supplementary Retirement Plan, the Company contributes up to 12% of Mr. Tilden’s eligible wages.

In lieu of the Supplementary Retirement Plan, the other Named Executive Officers participate in the Company’s DC Supplementary Retirement Plan. This plan is a defined-contribution plan. Under this plan, the Company contributes 10% of the eligible wages of Mr. Minicucci, Mr. Pedersen, Mr. Harrison and Mr. Tackett, as defined in plan documents, minus the maximum legal Company contribution that the Company made, or could have made, under the Company’s qualified defined-contribution plan (the 401(k) plan). Mr. Campbell also participated in this plan until his resignation on January 5, 2018, and his vested balance was distributed to him in August 2018.

2018 Nonqualified Deferred Compensation

Under the Nonqualified Deferred Compensation Plan, the Named Executive Officers and other key employees may elect to receive a portion of some or all of their Performance-Based Pay awards on a deferred basis.  Participants under the plan have the opportunity to elect among several investment funds, which mirror the funds offered under the Company’s 401(k) plan, for purposes of determining the return of their plan assets.  In addition, the plan also offers an interest-bearing option with a rate equal to the yield on a Moody’s index of Ba2-rated industrial bonds as of November of the preceding year, rounded to the nearest one-quarter of one percent, for certain prior deferred amounts. Subject to applicable tax laws, amounts deferred under the plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and may elect payment in a lump sum or installments.

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ balances under the Company’s nonqualified deferred compensation plans during 2018, and also shows the total deferred amounts for the Named Executive Officers as of December 31, 2018.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY (1) ($) (c)	Aggregate Earnings in Last FY (1) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE (1) ($) (f)
Bradley D. Tilden	—	155,046	(54,005)	—	647,646
Brandon S. Pedersen	—	87,911	(258,946)	—	573,718
Benito Minicucci	—	97,164	(3,635)	—	607,073
Andrew R. Harrison	—	90,451	(30,727)	—	465,985
Shane R. Tackett	—	40,479	(13,805)	—	212,226
David L. Campbell	—	38,173	(26,175)	40,043	—
(1)

The amounts in this column represent contributions by the Company to the executive’s account made during 2018.  These amounts were determined with reference to the executive’s compensation for 2017 and have previously been reported in the Summary Compensation Table as 2017 compensation for the executive.

(2)

Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is required to be included as compensation for each Named Executive Officer in Column (h) of the Summary Compensation Table. Because the earnings were at market rates available to other investors, the amounts shown above were not included in the Summary Compensation Table.

Potential Payments Upon Change-of-Control and Termination

Messrs. Tilden, Pedersen, Minicucci, Harrison and Tackett

The Company has entered into change-of-control agreements with Messrs. Tilden, Pedersen, Minicucci, Harrison and Tackett. Under these agreements, if a change-of-control occurs, an “employment period” of three years would go into effect. During the employment period, these five executives would be entitled to:

•	receive the highest monthly salary the executive received at any time during the 12-month period preceding the change-of-control;
•

receive an annual incentive payment equal to the greater of the executive’s target Performance-Based Pay Plan incentive or the average of the executive’s annual incentive payments for the three years preceding the year in which the change-of-control occurs;

•	continue to accrue age and service credit under the qualified and non-qualified defined benefit retirement plans, as applicable; and
•	participate in fringe benefit programs that are at least as favorable as those in which the executive was participating prior to the change-of-control.

If the executive’s employment is terminated by the Company without cause or by the executive for “good reason” during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change-of-control), the executive would be entitled to receive a lump-sum payment equal to the value of the payments and benefits identified above that the executive would have received had he continued to be employed for the entire employment period. The amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period. (The terms “cause,” “good reason” and “change-of-control” are each defined in the change-of-control agreements.) In 2012, the Company eliminated the conditional gross-up provision in favor of a modified cap provision for all executives. Under this provision, in the event that change-of-control benefits exceed the threshold amount that would trigger an excise tax under Section 280G of the Internal Revenue Code, the executive would receive the greater of the following amounts:

1.	the “safe harbor amount,” which is equal to the level at which excise taxes are triggered; or
2.	the full change-of-control benefits if, after receipt of the full change-of-control benefits and payment of the excise tax, the after-tax amount is greater than the safe harbor amount from #1.

In addition, outstanding and unvested stock options, RSUs and the target number of PSUs would become vested under the terms of our equity plans. Under the 2008 and 2016 Performance Incentive Plans, awards will not vest unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change-of-control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2018, are described in this Proxy Statement under Outstanding Equity Awards at Fiscal Year End and each executive’s accrued benefits under our retirement plans are described under Pension and Other Retirement Plans.

In the event the executive’s employment terminates by reason of death, disability or retirement, (i) RSUs would become vested under the terms of the grant agreements; (ii) a prorated portion of the PSUs would vest at the conclusion of the performance period based on actual performance and the portion of the performance period in which the executive was employed; and (iii) stock options would become fully vested upon death or disability and vested to the extent they would have vested in the next three years upon retirement. Stock options would remain exercisable for three years following termination of employment or until their expiration date, whichever comes first.

Mr. Campbell

The Company entered into a change-of-control agreement with Mr. Campbell prior to his resignation from Horizon Air on January 5, 2018. In light of his resignation the change-of-control agreement cancelled, so there are no scenarios under which Mr. Campbell would be entitled to benefits upon a change-of-control. Benefits paid out upon termination are described in the Agreements Regarding Change of Control and Termination section of the CD&A.

Calculations

In the tables below, we have estimated the potential cost to the Company of providing the benefits shown to each of our Named Executive Officers as if the executive’s employment had terminated due to retirement, death or disability, termination without cause, or change-of-control on December 31, 2018. The value of accelerated vesting shown in the "Equity Acceleration" column below assumes any PSUs pay at target. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period.

These calculations are estimates for proxy disclosure purposes only. Actual payments may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and other factors.

Retirement

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Lifetime Airfare Benefit(1) ($)	Equity Acceleration(2) ($)	Total ($)
Bradley D. Tilden	0	0	0	7,760	3,118,578	3,126,338
Brandon S. Pedersen	0	0	0	19,355	1,527,589	1,546,944
Benito Minicucci	0	0	0	9,611	2,238,960	2,248,571
Andrew R. Harrison	0	0	0	25,663	1,527,589	1,553,252
Shane R. Tackett	0	0	0	17,853	623,490	641,343
David L. Campbell (8)	0	0	0	0	0	0

Death or Disability

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Lifetime Airfare Benefit(1) ($)	Equity Acceleration(2) ($)	Total ($)
Bradley D. Tilden	0	0	0	7,760	3,118,578	3,126,338
Benito Minicucci	0	0	0	19,355	1,527,589	1,546,944
Brandon S. Pedersen	0	0	0	9,611	2,238,960	2,248,571
Andrew R. Harrison	0	0	0	25,663	1,527,589	1,553,252
Shane R. Tackett	0	0	0	17,853	623,490	641,343
David L. Campbell (8)	0	0	0	0	0	0

Termination Without Cause (7)

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Contin- uation ($)	Lifetime Airfare Benefit ($)	Equity Acceleration ($)	Total ($)
Bradley D. Tilden	0	0	0	0	0	0
Benito Minicucci	0	0	0	0	0	0
Brandon S. Pedersen	0	0	0	0	0	0
Andrew R. Harrison	0	0	0	0	0	0
Shane R. Tackett	0	0	0	0	0	0
David L. Campbell (8)	0	0	0	0	0	0

Change-of-Control and Qualifying Termination

Name	Cash Severance (3) ($)	Enhanced Retirement Benefit (4) ($)	Benefit Contin- uation (5) ($)	Lifetime Airfare Benefit (1) ($)	Equity Acceleration (6) ($)	Excise Tax ($)	Cutback Due to Modified Cap ($)	Total ($)
Bradley D. Tilden	4,600,581	564,138	49,118	7,760	4,186,480	0	0	9,408,077
Brandon S. Pedersen	2,963,632	313,233	90,072	19,355	2,055,756	0	0	5,442,048
Benito Minicucci	3,356,346	340,992	76,902	9,611	2,947,817	0	0	6,731,668
Andrew R. Harrison	2,916,216	320,853	115,327	25,663	2,055,756	0	0	5,433,815
Shane R. Tackett	1,968,750	220,437	79,979	17,853	841,981	0	0	3,129,000
David L. Campbell (8)	0	0	0	0	0	0	0	0
(1)

All employees who retire with more than ten years of service are entitled to flight benefits on Alaska Airlines. Messrs. Tilden, Pedersen, Minicucci, Harrison and Tackett qualify for these benefits under all termination scenarios except termination for cause based on the Company’s plan documents and the absence of employment agreements. In this column, we show the present value of this benefit, calculated using a discount rate equal to 120% of the long-term AFR for December 2018 and Code Secti on 417(e) mortality for 2019, described in this Proxy Statement under Pension and Other Retirement Benefits. Other assumptions include that the lifetime average annual usage is equal to actual average annual usage amounts in 2016 through 2018, and that the annual value of the benefit is equal to the annual incremental cost to the Company, which will be the same as the average of the incremental cost incurred to provide air travel benefits to the executive in those years as disclosed under All Other Compensation in the Summary Compensation Table.

(2)

These amounts represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $60.85, including the value of performance shares at the target number of shares prorated by the completed portion of the performance period.  The value of the extended term of the options is not reflected in the table because it is assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change-of-control.

(3)

These values represent the sum of (a) the executive’s highest rate of base salary during the preceding 12 months and (b) the higher of the executive’s target incentive or his average incentive for the three preceding years, multiplied by the number of years in the employment period.

(4)

These values represent the sum of (a) the matching contribution the executive would have received under the Company’s qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (b) the contribution the executive would have received under the Company’s nonqualified defined contribution plan had the executive continued to participate in the plan during the employment period.

(5)

These values represent the estimated cost of (a) 18 months of premiums under the Company’s medical, dental and vision programs, and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.

(6)

These amounts represent the “in-the-money” value of unvested stock options and the face value of the unvested restricted circumstances described above based on a stock price of $60.85.  The value of the extended term of the options is not reflected in the table because it is assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change-of-control.  These amounts assume full acceleration of performance shares upon a change-of-control at the target number of shares.

(7)	In the event of termination without cause, Messrs. Tilden, Pedersen, Minicucci, Harrison and Tackett will not receive any payments.
(8)	Mr. Campbell resigned from Horizon Air on January 5, 2018, therefore, he is not entitled to benefits under any of the termination scenarios described above.

CEO Pay Ratio

We are providing the following information about the relationship of the median annual total compensation of the Company’s employees and the annual total compensation of Mr. Tilden, the Company’s CEO, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

For 2018, the Company’s last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than the CEO) was $54,584; and
•	the annual total compensation of the CEO was $4,388,007.

Based on this information, for 2018 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 80.4 to 1.  The Company believes this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all company employees, we used the following methodology, assumptions and estimates:

Selection of Determination Date.  SEC rules require the Company to select a date within the last three months of the fiscal year. We selected December 31, 2018 as the date upon which the “median employee” would be identified.

Determination of Adjusted Employee Population.  We determined that, as of December 31, 2018, the employee population for purposes of this disclosure, after taking into consideration certain adjustments permitted by SEC rules (as described below), consisted of 23,045 individuals.  This population includes all employees, whether employed on a full-time, part-time, temporary or seasonal basis.  However, as permitted under SEC rules, we excluded non-U.S. employees as they make up less than 5% of the Company’s total employee population.  As of December 31, 2018, the Company’s subsidiaries employed 56 employees in Canada, two (2) employees in Costa Rica, and 93 employees in Mexico, as compared to a total global employee population of 23,196 (i.e., 23,045 U.S., 151 non-U.S.).  The Company did not employ any other non-U.S. employees as of December 31, 2018.

Identification of Median Employee.  To identify the median employee from the Company’s adjusted employee population outlined above, after excluding the CEO, we compared the amount of gross earnings of these employees as reflected in payroll records.  We identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation.  We then identified the employee whose wages fell at the midpoint of the distribution.

Calculation of Annual Total Compensation.  Once the median employee was identified, all of the elements of such employee’s compensation for 2018 were combined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (i.e., the same rules used to determine the CEO’s total compensation for 2018 as reported in the Summary Compensation Table), resulting in annual total compensation of $54,584, including the estimated value of such employee’s non-discriminatory benefits (estimated for the employee and such employee’s eligible dependents at $6,934).

With respect to the annual total compensation of the CEO, we used the amount reported in the “Total” column (Column (j)) of the 2018 Summary Compensation Table included in this Proxy Statement plus the estimated value of the CEO’s non-discriminatory benefits for a total amount of $4,388,007.

The Company believes the methodology, assumptions and estimates described above to be reasonable given the specific employee population.  Companies are permitted under SEC rules to exercise significant flexibility and discretion in determining the methodology used to comply with the requirements of this disclosure.  As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies.  Therefore, the pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the airline industry or otherwise.

AUDIT COMMITTEE MATTERS

Proposal 3:  Ratification of the Appointment of the Company’s Independent Registered Public Accountants

The Audit Committee has selected KPMG LLP (KPMG) as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2019, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, in person and by proxy, and entitled to vote on the matter is required to ratify the selection of KPMG as the Company’s independent accountants for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Independent Registered Public Accountants

Selection of Independent Accountants for the Current Fiscal Year

The Audit Committee of the Board of Directors has selected, and is recommending that stockholders ratify, KPMG LLP (KPMG) as the Company’s independent accountants for the 2019 fiscal year. KPMG also served as the Company’s independent accountants for fiscal year 2018. Representatives of KPMG are expected to attend the Company’s annual meeting of stockholders to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.

Fees Paid to Independent Accountants

During fiscal years 2018 and 2017, the Company retained KPMG as its independent accountants. Below are the fees paid for the services described during each of the two years:

2018
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,988,464
Audit-Related Fees(2)	$72,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2018	$2,060,464
2017
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$2,681,166
Audit-Related Fees(2)	$34,100
Tax Fees	$0
All Other Fees(3)	$5,387
Total Fees for 2017	$2,720,653

(1)

Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404. Audit fees also include $190,407 in 2017 for audit services related to the acquisition of Virgin America Inc. and associated regulatory filings, and fees of $166,476 in 2018 and $97,939 in 2017 related to the implementation of the revenue recognition and lease accounting standards, and out-of-pocket expenses reimbursed during the respective year.

(2)

Includes fees and expenses paid in connection with the audit of Alaska Air Group’s employee benefit plans in 2017, and accounting consultations regarding the Virgin America Inc. acquisition in 2016. Also consists of fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls and (ii) agreed-upon procedures for the U.S. Citizenship and Immigration Services in all years.

(3)	Consists of agreed-upon procedures for Mexico payroll tax compliance requirements in 2017.

The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent accountants and has determined that it does not impact the independence of the accountants.

Independent Accountant Engagement Policy

The Audit Committee has established and annually reviews an Independent Accountant Engagement Policy designed to ensure that the Company’s independent accountants perform services independently and with the highest integrity and professionalism. In addition to certain specific prohibited services, the Audit Committee considers whether any service provided by the independent accountants may impair the firm’s independence in fact or appearance.

The policy provides that any engagement of the Company’s outside accountant must be consistent with principles determined by the SEC, namely, whether the independent accountants are capable of exercising impartial judgment on all issues encompassed within the accountants’ engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent accountants for non-audit services, the Audit Committee considers factors such as whether the services might compromise the accountants’ independence, whether the accountants are the best provider for the services, and whether the proportion of audit to non-audit services is appropriate.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review, or attestation services that meet the “de minimis exception” under Regulation S-X Rule 2-01 of the rules of the SEC, namely:

•	the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its accountants during the fiscal year in which the services are provided;
•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2018 and 2017, there were no such services that were performed pursuant to the “de minimis exception.”

Audit Committee Report

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or incorporated by reference in any document so filed.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent accountants, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees), as amended, as adopted by the PCAOB.

The Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee Charter

The Audit Committee has adopted a written charter, which is posted on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. It describes the roles of the Audit Committee and the independent accountants (for which the Audit Committee approves the appointment and compensation and whom the Committee oversees). In addition, it describes the Audit Committee’s relationship to internal audit and the Committee’s responsibilities with regard to assessing the Company’s internal controls and enterprise risk.

Audit Committee Independence and Financial Expertise

All members of the Audit Committee meet the independence, financial literacy and experience requirements of the NYSE and of the SEC. The SEC requires that at least one member qualify as a “financial expert” as defined pursuant to the Sarbanes-Oxley Act.

Mr. Yeaman’s prior experience as a chief financial officer of a public company and Ms. Bedient’s prior experience as a public company chief financial officer and former partner of a global accounting firm qualify each of them as a financial expert.

Audit Committee of the Board of Directors

Eric K. Yeaman, Chair

Patricia M. Bedient, Member

Dhiren R. Fonseca, Member

Susan J. Li, Member

AMEND THE EMPLOYEE STOCK PURCHASE PLAN

Proposal 4:  Approval of Amendment of the Alaska Air Group, Inc. Employee Stock Purchase Plan

Overview

At the Annual Meeting, stockholders are being asked to approve an amendment to the Alaska Air Group, Inc. 2010 Employee Stock Purchase Plan (the ESPP) that would extend the term of the plan from March 1, 2020 until February 14, 2029. The Board adopted this amendment, subject to stockholder approval, on February 15, 2019, and also renamed the plan as the Alaska Air Group, Inc. Employee Stock Purchase Plan.

The Board believes that the ESPP helps the Company retain and motivate eligible employees and further align their interests with those of the Company’s stockholders. The Board approved the extension of the ESPP so that the Company can continue to provide this benefit to eligible employees in the future.

Summary Description of the ESPP

The principal terms of the ESPP (as proposed to be amended) are summarized below.  This summary is qualified in its entirety by the full text of the ESPP, which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed at http://www.sec.gov. A copy of the amended and restated version of the ESPP document may also be obtained without charge by writing to the Corporate Secretary of the Company. Capitalized terms used in this proposal are as defined in the ESPP unless otherwise defined in this Proxy Statement.

Purpose

The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services.  The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and its stockholders.

Operation of the ESPP

The ESPP generally operates in consecutive six-month periods referred to as Offering Periods. The determination of the duration of future Offering Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months. Currently, a new Offering Period commences on September 1 and March 1 each year and ends on the following February 28 (or 29, in the case of a leap year) and August 31, respectively. The ESPP gives the Company’s flexibility to change the duration and structure of future Offering Periods (including the division of Offering Periods into one or more purchase periods).

On the first day of each Offering Period (referred to as the Grant Date), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to increase, decrease or terminate his or her contributions to the ESPP effective with the first Offering Period that commences after the election is received. Subject to certain limits, a participant generally also may elect to terminate his or her contributions to the ESPP during an Offering Period or may elect, on one occasion only during an Offering Period, to decrease (but not increase) his or her contributions for that Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the Exercise Date). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Exercise Date by the Option Price (as described in the following sentences) for that Offering Period. The Option Price for an Offering Period will generally be the lesser of (i) 85% of the fair market value of a share of the

Company’s common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. The Company may change, however, the method for establishing the Option Price in the future, provided that any change will not take effect until the next Offering Period after the change and the maximum discount percentage is 15%. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility

Only certain employees will be eligible to participate in the ESPP.  To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must be customarily employed for more than five months per calendar year.

As of March 15, 2019, approximately 22,200 employees of the Company and its subsidiaries, including all of the Company’s Named Executive Officers, were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions

A maximum of 8,000,000 shares of the Company’s common stock may be purchased under the ESPP.  The amendments proposed to stockholders will not require any authorization of additional shares.  As of March 15, 2019, a total of 4,775,625 shares remained available for issuance under the ESPP.

Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute less than 1% or more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.
•	A participant cannot purchase more than 8,000 shares of the Company’s common stock under the ESPP with respect to any one Offering Period.
•

A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•

A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the Internal Revenue Code.

The Company has the flexibility to change the 1% and 10% contribution limits and the individual share limit referred to above from time to time without stockholder approval.  However, the Company cannot increase the aggregate share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Internal Revenue Code. The foregoing share limits are also subject to adjustment upon certain corporate events as described below under Anti-dilution Adjustments.

Anti-dilution Adjustments

As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events.  These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to the Company’s stockholders.

Termination of Participation

A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect, or the participant ceases to participate in the ESPP.  A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than five months per calendar year.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest.  However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again met at that time.

Transfer Restrictions

A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration

The ESPP is administered by the Board or by a committee appointed by the Board.  The Board has appointed the Compensation and Leadership Development Committee of the Board as the current administrator of the ESPP.  The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP.  Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans

The ESPP does not limit the ability of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendments

The Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby.  Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Internal Revenue Code or to the extent otherwise required by law or NYSE rules.  The ESPP administrator also may, from time to time, without stockholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Internal Revenue Code, change the ESPP’s eligibility rules.

Termination

The ESPP currently provides that, unless the Board terminates the ESPP earlier, the ESPP will terminate on, and no new Offering Periods will commence under the ESPP after, March 1, 2020. If stockholders approve the proposed amendment of the ESPP, this termination date for the ESPP will be extended to February 15, 2029. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP.  The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.  Participant contributions to the ESPP are made on an after-tax basis.  That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option.  The Company will have no tax deduction with respect to either of those events.  A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP.  The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a Required Holding Period (as described in the following sentence) before selling or disposing of the shares.  The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain.  If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant.  The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a Disqualifying Disposition if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction.  In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date.  Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares.  The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Securities Underlying Awards

The closing price of a share of the Company’s common stock as of March 15, 2019 was $55.76 per share.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the extension of the term of the ESPP described in this Proposal 4 had been in effect in fiscal year 2018, the Company does not expect that the number of shares purchased by participants in the ESPP during fiscal year 2018 would have been materially different than the number of shares purchased as set forth in the table below.

Aggregate Past Purchases Under the Employee Stock Purchase Plan

As of March 15, 2019, 3,224,375 shares of the Company’s common stock had been purchased under the ESPP. The following number of shares had been purchased under the ESPP as of that date by the persons and groups identified below:

	Aggregate Number of Shares Purchased Under the ESPP in the 12-Month Period Ended March 15, 2019	Aggregate Number of Shares Purchased Under the ESPP in All Completed Offering Periods
Named Executive Officers
Bradley D. Tilden	—	—
Brandon S. Pedersen	—	—
Benito Minicucci	—	—
Andrew R. Harrison	—	—
Shane R. Tackett	133	991
David L. Campbell	—	—
Total of all Current Executive Officers as a Group (10 persons)	463	2,324
Total of all Current Non-Employee Directors as a Group (10 persons) (1)	—	—
Each other person who has received 5% or more of the options, warrants or rights under the ESPP	—	—
All employees, including all current officers who are not executive officers or directors as a group	710,800	3,222,051
Total	711,263	3,224,375
(1)	Non-employee directors are not eligible to participate in the Company’s employee stock purchase plan.

Equity Compensation Plan Information

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,420,926(1)	$57.78(2)	9,851,918(3)
Equity compensation plans not approved by security holders	—	Not applicable	—
Total	1,420,926	$57.78	9,851,918
(1)

Of these shares, 293,910 and 277,632 were subject to options then outstanding under the 2008 Performance Incentive Plan (the 2008 Plan) and the 2016 Plan, respectively.  200,363 were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2008 Plan and 649,021 were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2016 Plan.  Outstanding performance awards are reflected in the table assuming that the target level of performance will be achieved.

(2)	This number does not reflect the 849,384 shares that were subject to outstanding stock unit awards granted under the 2008 and 2016 Plans.
(3)

Of the aggregate number of shares that remained available for future issuance, no shares were available under the 2008 Plan, 4,685,396 shares were available under the 2016 Plan and 5,166,522 shares were available under the ESPP.  Subject to certain express limits of the 2016 Plan, shares available for award purposes under the 2016 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares.  Full-value shares issued under the 2016 Plan are counted against the share limit as 1.7 shares for every one share issued.  This table does not give effect to that rule.

Recommendation of the Board

The Board believes that approval of the amendment to the ESPP to extend the term as described above will promote the Company’s interests and the interests of its stockholders and continue to enable the Company to attract, retain and reward employees important to its success.

Members of the Board who are not employees are not eligible to participate in the ESPP.  All of the Company’s executive officers (including the Named Executive Officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the ESPP extension.

Vote Required for Approval of the Employee Stock Purchase Plan Amendment

Approval of the amendments to the ESPP requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter. An abstention, because it is not a vote “for” will have the effect of a vote “against” this ESPP proposal.  Broker non-votes will not be counted as a vote “for” or “against” this ESPP proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE ALASKA AIR GROUP, INC.  EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE.

STOCKHOLDER PROPOSALS

Proposal 5:  Stockholder Proposal

Mr. Steve Nieman has given notice of his intention to arrange for his proxy, Mr. John Chevedden, to present a proposal at the 2019 Annual Meeting. Mr. Nieman’s address is 15204 NE 181st Loop, Brush Prairie, WA 98606, and Mr. Nieman represents that he has continuously owned no less than 100 shares of the Company's common stock since October 20, 2017.  Mr. Nieman’s proposal and supporting statement, as submitted to the Company, appear below.

The Board of Directors opposes adoption of Mr. Nieman’s proposal and asks stockholders to review the Board's response, which follows Mr. Nieman’s proposal and supporting statement below.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal.

Proposal 5 – Political Disclosure Shareholder Resolution

Resolved, that the shareholders of Alaska Air Group, Inc. (“Alaska Air” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.	The identity of the recipient as well as the amount paid to each; and
b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.  This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Alaska Air, I support transparency and accountability in corporate electoral spending.  This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of the company and its shareholders.  The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way.  This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show Alaska Air has contributed at least $400,000 in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.com http://moneyline.cq.com http://moneyline.cq.com <http://moneyline.cq.com>>; National Institute on Money in State Politics: http://www.followthemoney.org http://www.followthemoney.org> http://followthemoney.org <http://followthemoney.org>>).

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending.  For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown.  This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes.  This would bring our Company in line with a growing number of leading companies, including UPS, Norfolk Southern, and Union Pacific, which present this information on their websites.

The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections.  We urge your support for this critical governance reform.

Political Disclosure Shareholder Resolution – Proposal 5

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST PROPOSAL 5 FOR THE FOLLOWING REASONS:

The Board of Directors has considered this proposal regarding disclosure of political spending, as well as the views of its long-term stockholders, and believes this proposal does not serve the best interests of the Company or its stockholders and recommends a vote AGAINST it.  The Board of Directors recommends a vote against this proposal because:

•

Most of the information sought by the proposal is already publicly available under existing laws and regulations, including in the form of public disclosures made by the Company to relevant regulatory bodies.

•

The Board of Directors has adopted a formal policy regarding political activities, political contributions, and transparency, which is publicly available in the “Governance Documents” section of the Company’s Investor Relations website.

•	Additional disclosure would be duplicative and potentially misleading and would not be in the best interests of stockholders.

Alaska Air Group, Inc.’s Board believes that transparency and accountability in public spending is consistent with the Company’s values; however, the Board also believes that the Company’s current practices are consistent with applicable laws and regulations as well as similar practices at other companies.

Significant disclosure regarding the Company’s political spending and related activities is already publicly available

The Company is subject to extensive regulation at the federal, state and local levels, and is committed to complying with applicable campaign finance laws and other laws related to political contributions.  Consistent with federal campaign finance laws, the Company does not make corporate contributions to federal candidates, political parties or political committees.  Any federal political contributions are made solely by the Company’s non-partisan political action committee (“PAC”), which is funded solely through individual employees’ voluntary contributions.  Some states permit corporate contributions to candidates or political parties or initiatives, and the Company complies with all such laws and regulations.

All contributions to and expenditures by the Company’s non-partisan PAC are disclosed on publicly accessible and easily searchable databases maintained by appropriate regulatory bodies.  First, the PAC files monthly reports of receipts and disbursements as required by the Federal Election Commission, which are publicly available at http://fec.gov.  Second, the Company and each of the Company’s registered lobbyists file semi-annual reports disclosing political contributions with the Secretary of the U.S. Senate and the Clerk of the U.S. House—searchable copies of these reports are available at http://www.senate.gov/lobby and http://lobbyingdisclosure.house.gov.  The relatively small number of contributions made directly by the Company to state and local candidates are generally required to be disclosed by the recipient or, in some cases, by the Company.  Like the federal reports, these disclosures are commonly made in the form of publicly accessible and searchable online databases.

The Company has procedures in place to promote transparency and accountability and to effectively oversee decisions regarding political spending and participation in the U.S. political process

The Company’s Board of Directors has adopted a formal policy regarding political spending disclosures that sets forth the Company’s practices regarding its political contribution processes.  The policy is available on the Company’s website at https://alaskaairgroupinc.gcs-web.com/corporate-governance/highlights.  The policy includes standards for participating in the political process for both the Company and its employees, as well as for appropriate disclosure and reporting of political contributions and political activities.

The Company’s Vice President of External Relations, in consultation with the General Counsel and the Government Affairs team, is responsible for overseeing all of the Company’s political engagements, including political contributions and involvement with industry trade associations.  In addition, the Governance and Nominating Committee of the Board of Directors receives regular updates concerning political contributions, as well as the Company’s policy and practices for determining that a particular contribution would be in the best interests of the Company and its stockholders.

The Company belongs to a number of trade associations, primarily to give the Company access to the business, technical and industry standard-setting expertise of these associations. Our participation in the political process is designed to promote and protect the economic future of the Company, our stockholders and employees. Participation as a member of these associations comes with the understanding that we may not always agree with all of the positions of the organizations or other members, but that we believe that the associations address many issues in a meaningful and influential manner and in a way that will continue to provide strong financial returns for the Company. Requiring the Company to disclose payments made to these associations is potentially misleading because it is not necessarily indicative of our position on any particular issue, politically or otherwise. Moreover, under the Internal Revenue Code, the extent to which trade associations engage in political activities is already required to be disclosed by the associations, although disclosure of memberships or of dues paid by members is not required to be disclosed.

Additional disclosures are not necessary and would not be in the best interests of the Company or its stockholders

The Board believes that the Company’s existing practices and disclosures are sufficient to provide stockholders with transparency regarding its governance and risk management in the area of political activities.  Because parties with interests that are adverse to the Company are also likely to participate in the political process to advance their own business objectives, the Board believes that the specific disclosures recommended by the proposal could place the Company at a competitive disadvantage by revealing Company strategies and priorities, which are designed to protect the economic future of the Company and its stockholders.

For the reasons stated above, and because the Board believes that the Company’s practices are consistent with those of other similarly situated companies, the Board recommends a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5 WITH RESPECT TO THE POLITICAL DISCLOSURE SHAREHOLDER RESOLUTION.

Proposal 6:  Stockholder Proposal

Mr. John Chevedden has given notice of his intention to present a proposal at the 2019 Annual Meeting. Mr. Chevedden's address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, and Mr. Chevedden represents that he has continuously owned no less than 100 shares of the Company's common stock since October 1, 2017.  Mr. Chevedden's proposal and supporting statement, as submitted to the Company, appear below.

The Board of Directors opposes adoption of Mr. Chevedden's proposal and asks stockholders to review the Board's response, which follows Mr. Chevedden's proposal and supporting statement below.

The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting, in person or by proxy and entitled to vote on the matter is required to approve this proposal.

Proposal 6 – Enhance Shareholder Proxy Access

RESOLVED: Stockholders ask the board of directors to amend its proxy access bylaw provisions and any associated documents, to include the following change:

A shareholder proxy access director candidate shall not need to obtain a specific percentage vote in order to qualify as a shareholder proxy access director candidate at any future shareholder meeting.

This proposal is important because a shareholder proxy access candidate might not obtain the current required 25%-vote (and thus unfortunately be disqualified the following year under our current rule) even if he or she is the most qualified candidate to join our Board of Directors.  Shareholders may simply believe that at the time of the annual meeting that the company is not ready for a proxy access candidate and hence may not support the candidate simply because the timing is not right.

The proxy access candidate may see emerging opportunities for Alaska Air and it might take time for shareholders to appreciate it.  A year later a majority of shareholders might determine that the timing is right and hence they should not be deprived of voting for a highly qualified candidate.

It is especially important to improve a shareholder right, such as proxy access, to make up for our Board of Directors, under the leadership of Phyllis Campbell (who chaired the Board’s Governance Committee), taking away an important shareholder right – the right to an in-person annual meeting.  We did not even have an opportunity to vote on giving up this right.  Perhaps this downsizing of shareholder rights is to be expected since Ms. Campbell had 16-years long tenure and long-tenure is the opposite of shareholder-oriented independence in a director.

For decades shareholders of U.S. companies had a once-a-year opportunity to ask a $14 million CEO and directors questions in person.  Now our directors can casually flip their phones to mute during the annual shareholder meeting and continue with their golf game.

Our management is now free to run a make-believe meeting with Investor Relations devising softball questions in advance while tossing out serious shareholder questions.  Then our $14 million CEO can simply read the scripted IR answers from a teleprompter – no opportunity for the clarification of a vague answer.

The lack of an in-person annual meeting means that a board meeting can be scheduled months after the so-called virtual meeting – by which time any serious issues raised by shareholders under these adverse conditions will be long forgotten by the directors.  Plus a virtual meeting guarantees that there will be no media coverage for the benefit of shareholders.

Shareholders can vote against the $14 million paycheck of a CEO who refuses to answer shareholder questions in-person and acts like in-person contact with shareholders is a nuisance.

Please vote yes to help make up for the loss of an in-person annual meeting:

Enhance Shareholder Proxy Access – Proposal 6

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6 FOR THE FOLLOWING REASONS:

In December 2015, the Board of Directors adopted a bylaw amendment granting proxy access to stockholders who meet certain stock holding and other eligibility requirements. The Company’s proxy access bylaw permits a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials the greater of two director candidates or 20% of the total number of current director seats.

In addition, the Company’s proxy access bylaw provides that a candidate who does not receive at least 25% of the votes cast in favor of such candidate’s election will not be eligible to be nominated as a proxy access candidate for the following two annual meetings.  The Board believes that the Company’s proxy access bylaw, including this provision regarding re-nominations, is consistent with prevailing market practice and strikes the appropriate balance between promoting stockholder nomination rights and protecting the interests of all of the Company’s stockholders.

The Board believes that the change advocated by the proponent is potentially disruptive and unnecessary.  The requirement that a candidate receive at least 25% of the votes cast in favor of such candidate in order to be eligible to be nominated as a proxy access nominee for the following two annual meetings is a reasonable limitation that prevents the re-nomination of a candidate who failed to receive significant stockholder support. This provision is designed solely to prevent stockholders from abusing the proxy access process, subjecting the Company and other stockholders to the expense and effort of responding to proxy access, after that process has already been used once with a particular candidate whom stockholders as a whole did not meaningfully support.

A failure to demonstrate meaningful stockholder support for election as a director does not warrant the administrative burden and expense incurred to implement the proxy access right. A 25% threshold also represents less than half of the majority vote required for election as one of the Company’s directors. Recurring re-nominations without a voting percentage threshold could deny other eligible stockholders the opportunity to submit a more viable candidate due to procedures for selecting among nominees where there are multiple nominees from stockholders.

In addition, after considering this proposal, reviewing best practices employed by other companies, and seeking feedback from stockholders representing approximately 48% of the Company’s common stock, the Board believes that the inclusion of a re-nomination provision in the Company’s proxy access bylaw is consistent with approximately 80% of S&P 1500 companies that have implemented proxy access, and that the 25% threshold for re-nomination is by far the most common.  Complete elimination of a re-nomination threshold does not reflect the prevailing market practice.

The proposal also addresses other matters unrelated to the subject of the proposal, such as the Company’s virtual shareholder meeting format. The Board’s position on virtual shareholder meetings is addressed in the Corporate Governance section of this Proxy Statement.

For the reasons stated above, the Board recommends a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6 WITH RESPECT TO ENHANCED SHAREHOLDER PROXY ACCESS.

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

Securities Ownership of Management

This table below shows how much Alaska Air Group common stock is owned as of March 15, 2019, by each director and nominee, each of the Company’s Named Executive Officers, and all Company directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name	Number of Shares of Common Stock Owned(1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned(2)	Percent of Outstanding Shares(3)
Patricia M. Bedient	41,953		41,953	*
James A. Beer	2,383		2,383	*
Marion C. Blakey	14,821		14,821	*
Phyllis J. Campbell	42,521		42,521	*
Raymond L. Conner	2,011		2,011	*
Dhiren R. Fonseca	5,129		5,129	*
Susan J. Li	1,589		1,589	*
Helvi K. Sandvik	7,319		7,319	*
J. Kenneth Thompson	33,853		33,853	*
Eric K. Yeaman	9,389		9,389	*
Bradley D. Tilden (4)	186,918	—	186,918	*
Brandon S. Pedersen	26,524	—	26,524	*
Benito Minicucci	95,799	—	95,799	*
Andrew R. Harrison	22,167	—	22,167	*
Share R. Tackett	11,189	—	11,189
David L. Campbell	1,406	—	1,406	*
All Company directors and executive officers as a group (20 persons)	527,762	—	527,762	*

*Less than 1%

(1)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) Plan holdings.

The number of shares of common stock owned and total beneficial ownership by Mr. Minicucci also includes 260 shares of common stock payable for restricted stock units scheduled to vest within 60 days of the record date.

The number of shares of common stock owned and total shares beneficially owned reported for non-employee directors also include underlying common shares to be issued upon the director’s resignation from the Board in connection with deferred stock units granted as part of their annual compensation. The aggregate number of deferred stock units granted to date: Ms. Bedient, 22,914; Mr. Beer, 1,589; Ms. Blakey, 10,846; Ms. Campbell, 21,344; Ms. Sandvik, 5,122; Mr. Thompson, 21,344; and Mr. Yeaman, 2,690.

(2)

Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the Number of Shares of Common Stock Owned and Options Exercisable within 60 Days columns. This table excludes shares of common stock payable upon vesting of PSUs, none of which will vest within 60 days following the record date, and which are described in the 2018 Grants of Plan Based Awards table.

(3)	We determined applicable percentage ownership based on 123,612,625 shares of the Company’s common stock outstanding as of March 15, 2019.
(4)	Mr. Tilden’s total common shares include 7,462 shares held in a Grantor Retained Annuity Trust (GRAT) for which he is the sole trustee and beneficiary.

More Than 5% Beneficial Owners

The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 15, 2019.

Beneficial Owner Name and Address	Number of Shares Owned	Percent of Outstanding Shares(1)
The Vanguard Group(2)	12,704,282	10.3%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

T. Rowe Price Associates, Inc.(3)	11,355,752	9.2%
100 E. Pratt Street
Baltimore, Maryland 21202

BlackRock, Inc.(4)	7,031,099	5.7%
55 East 52nd Street
New York, New York 10055

(1)	We determine applicable percentage ownership based on more than 123,612,625 shares of the Company’s common stock outstanding as of March 15, 2019.
(2)

A Schedule 13G/A filed on February 11, 2019 by The Vanguard Group reported sole voting power over 106,091 shares, sole dispositive power over 12,598,858 shares and shared dispositive power over 105,424 shares.

(3)	A Schedule 13G/A filed on February 14, 2019 by T. Rowe Price Associates, Inc. reported sole voting power over 4,697,998 shares and sole dispositive power over 11,355,752 shares.
(4)	A Schedule 13G/A filed on February 4, 2019 by BlackRock, Inc. reported sole voting power over 6,432,612 shares and sole dispositive power over 7,031,099 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during 2018.

QUESTIONS AND ANSWERS

Questions and Answers about the Meeting
Why am I receiving the Annual Meeting Materials?

You are receiving the Annual Meeting Materials from us because you owned Alaska Air Group common stock as of March 15, 2019, the record date for the Annual Meeting. This Proxy Statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration Service (DRS) advice evidencing shares held in book entry form, then you have a stockholder account with the Company’s transfer agent, Computershare Trust Company, N.A. (Computershare), and you are a stockholder of record. If you hold your shares in a brokerage, trust, or similar account, then you are the beneficial owner but not the stockholder of record of those shares. Employees of the Company’s subsidiaries who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, as amended December 9, 2015, a stockholder may bring business before the meeting or for publication in the Company’s 2019 Proxy Statement only if the stockholder gave written notice to the Company on or before November 23, 2018, and complied with the other requirements included in Article II of the Company’s Bylaws.

The Company has not received valid notice that any business other than that described or referenced in this Proxy Statement will be brought before the Annual Meeting.

Can I attend the Annual Meeting, and what do I need for access?

Participation in the Annual Meeting is limited to Air Group stockholders as of March 15, 2019 and persons holding valid proxies from stockholders of record. The Annual Meeting will be hosted live via the Internet only at www.proxyvote.com.  After accessing the Internet site, stockholders will be permitted to vote and submit questions during the Annual Meeting.

To be admitted access to the Annual Meeting, please use the 16-digit control number included with your proxy materials to enter the Annual Meeting website.  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Each stockholder of record or beneficial stockholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same stockholder, the first person to register for the Annual Meeting with appropriate 16-digit control number and proper delegation of voting authority will be allowed to participate in the meeting.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 61,806,313 shares, must be present in person or represented by proxy in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the stockholder of record attends the meeting; if the beneficial owner attends with a “legal proxy” from the record holder; or if the record holder or beneficial owner has submitted a proxy or voting instructions whether by returning a proxy card or a voting instruction form by mail, phone or Internet, without regard to whether the proxy or voting instructions actually casts a vote or withholds or abstains from voting.

Is a list of stockholders entitled to vote at the Annual Meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available Monday through Friday from April 1, 2019 through May 8, 2019 between the hours of 9 a.m. and 4 p.m., Pacific Time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle, WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

How can I reduce the number of Annual Meeting Materials I receive?

If you are a stockholder of record receiving multiple copies of the Annual Meeting Materials either because you have multiple stockholder of record accounts or because you share an address with other stockholders of record, and you would like to discontinue receiving multiple copies, you can contact the Company’s transfer agent, Computershare, by telephone at (877) 282-1168 or send a written request to Computershare, P.O. Box 505000, Louisville, KY 40233.

If you are a beneficial stockholder, but not a stockholder of record, and you share an address with other stockholders of record, the number of Annual Meeting Materials you receive is already reduced because your broker, bank or other institution is permitted to deliver a single copy of this material for all stockholders at your address unless a stockholder has requested separate copies. If you would like to receive separate copies, please contact your broker, bank or institution and update your preference for future meetings.

Can I receive future materials via the Internet?

If you vote on the Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Stockholders of record may enroll in that service at the time they vote their proxies via www.proxyvote.com or at any time after the Annual Meeting via www.computershare.com/investor.

Beneficial owners, other than employee participants in one of the Company 401(k) plans, may enroll for electronic proxy delivery by contracting your broker.

Employee participants in one of the Company’s 401(k) plans may not elect to receive the Annual Meeting Materials via electronic delivery at this time.

If you already receive the Annual Meeting Materials via the Internet, you will continue to receive them that way until you instruct otherwise through one of the methods referenced above.

How can I submit a proposal for next year’s annual meeting?

The Company expects to hold its next annual meeting on or about May 7, 2020.

If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s corporate offices no later than November 30, 2019 to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s Bylaws, you must have continuously held a minimum of either $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s 2020 proxy materials, you must provide notice of such proposal to the Company no earlier than the close of business on January 10, 2020 and no later than the close of business on February 9, 2020.

If you intend to nominate candidates for election as directors to be included in the Company’s 2020 proxy materials, you must provide notice of such nomination to the Company no earlier than the close of business on October 31, 2019 and no later than November 30, 2019.  The Company’s Bylaws, available on www.alaskaair.com under About Alaska/Investor Relations, outline requirements and procedures for giving the notice. If you would like to submit a proposal or nominate a candidate for director, send your submission to:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

Questions and Answers about Voting
What am I voting on and what does the Board of Directors recommend?

You are being asked to vote on the following:

1. Election of the 11 director nominees named in this Proxy Statement;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 1.

2. Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 2.

3. Ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal year 2019;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 3.

4. Approval of the amendment of the Company’s Employee Stock Purchase Plan.
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 4.

5. A stockholder proposal regarding the Company’s disclosure of political contributions.
THE BOARD RECOMMENDS A VOTE ‘AGAINST’ PROPOSAL 5.

6. A stockholder proposal regarding changes to the Company’s proxy access bylaw.
THE BOARD RECOMMENDS A VOTE ‘AGAINST’ PROPOSAL 6.

When you sign and mail the proxy card or submit your proxy by phone or the Internet, you appoint each of Mr. Bradley D. Tilden and Mr. Kyle B. Levine, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Tilden and Mr. Levine.) If you sign and submit your proxy or vote via telephone or the Internet, your shares will be voted even if you cannot attend the meeting.

How many votes must the 11 nominees for director receive to be elected?

The Company’s Bylaws (as amended December 9, 2015) require that each director be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee who already serves as a director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

With regard to the election of directors, the Board intends to nominate the 11 persons identified as its nominees in this Proxy Statement. Because the Company has not received notice from any stockholder of an intent to nominate directors at the Annual Meeting, each of the directors must be elected by a majority of votes cast.

“Abstain” votes and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies will be voted for the substitute nominee.

Not including the election of directors, how many votes must the proposals receive in order to pass?

Votes to Approve (on an advisory basis) the Compensation of the Company’s Named Executive Officers

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote. In addition, broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by stockholders and therefore will not be counted in determining the outcome of the vote on the proposal.

Votes to Ratify the Appointment of KPMG LLP as the Company’s Independent Accountants for Fiscal Year 2019

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote.

Votes to Approve Amendment of the Alaska Air Group, Inc. Employee Stock Purchase Plan

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote. Broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by stockholders and therefore will not be counted as a vote “for” or “against” on this proposal.

Votes on the Stockholder Proposals

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” each proposal in order for it to pass.  “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote.  Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote.  In addition, broker non-votes are not considered entitled to vote for purposes of determining whether each proposal has been approved by stockholders and therefore will not be counted in determining the outcome of the vote on the proposal.

How are votes counted?	Voting results will be tabulated by Broadridge. Broadridge will also serve as the independent inspector of election.

Is my vote confidential?	The Company has a confidential voting policy as a part of its governance guidelines, which are published on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson LLC (Georgeson) to assist in the solicitation of proxies for the meeting. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, phone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $36,500, the majority of which has been incurred to date. This amount includes fees payable to Georgeson, but excludes salaries and expenses of the Company’s officers, directors and employees.

How do I vote my shares?

Stockholders of record can vote by mail, by phone or via the Internet as described below.

Beneficial owners whose stock is held in a brokerage account can vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.

Beneficial owners whose stock is held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.

Beneficial owners whose stock is held in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Beneficial owners whose stock is held in trust in one of the Company’s 401(k) retirement plans can vote by telephone or via the Internet, or by mailing the voting instruction form provided by the trustee as described below.

Beneficial owners other than those who beneficially own stock held in trust in one of the Company’s 401(k) retirement plans can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the stock for him or her (typically a broker, bank, or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee. Under a legal proxy, the bank, broker, or trustee confers all of its rights as a record holder to grant proxies or to vote at the Annual Meeting.

Vote by Internet

Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, May 8, 2019.  To allow sufficient time for voting by the trustee, shares held by participants in the Company’s 401(k) plan can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Monday, May 6, 2019.

Voting via the Internet is permitted regardless of whether stockholders receive the Annual Meeting Materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

During the Annual Meeting – Stockholders of record and beneficial owners (with a legal proxy from the bank, broker or trustee) of the Company’s common stock, other than shares held by participants in the Company’s 401(k) plan, can vote via the Internet during the Annual Meeting by visiting www.proxyvote.com and following the instructions provided along with your notice, proxy card or voting instruction form.  Because shares held by participants in the Company’s 401(k) plans must be voted by trustee, these shares may not be voted during the Annual Meeting.

Voting by Internet is fast and convenient, and your vote is immediately confirmed and tabulated.  By using the Internet to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by phone

Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated.  By using the phone to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by mail

Prior to the Annual Meeting – If you received this Proxy Statement by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote during the meeting or any postponement or adjournment of the meeting.

If my shares are held in a brokerage account, how will my shares be voted if I do not return voting instructions to my broker?

If you own shares beneficially through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under NYSE rules. However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name (beneficial) owner.

The proposal to ratify the appointment of the Company’s independent accountants for fiscal year 2019 is considered routine under NYSE rules. Each of the other proposals to be submitted for a vote is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s independent accountants but will not be permitted to vote your shares on any of the other proposals. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining a quorum at the Annual Meeting and will be voted on the proposal to ratify the Company’s independent accountants in the manner instructed by your broker, but your shares will not be voted (i.e., they will constitute “broker non-votes”) on each of the other proposals at the Annual Meeting.

For a description of the effect of broker non-votes on the proposals, see How many votes must the 11 nominees for director have to be elected? and Not including the election of directors, how many votes must the proposals receive in order to pass?

What if I change my mind after I submit my proxy?

Stockholders of record and beneficial owners, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, may revoke a proxy and change a vote by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by phone, Internet or mail and need not be delivered by the same means used in delivering the prior proxy submission.

Stockholders of record and beneficial owners, except for persons beneficially owning shares in one of the Company’s 401(k) retirement plans, may submit a new vote at a later date or time by:

•  voting by phone or the Internet before 11:59 p.m. Eastern Time on Wednesday, May 8, 2019 (your latest phone or Internet proxy will be counted);

•  signing and delivering a proxy card with a later date; or

•  voting during the Annual Meeting via the Internet. (If you hold your shares beneficially through a broker, you must have a legal proxy and 16-digit control number from the broker in order to vote during the Annual Meeting. Please also note that attendance at the Annual Meeting, in and of itself, without voting during the Annual Meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially owning shares in one of the Company’s 401(k) retirement plans cannot vote in person at the Annual Meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial owners to change their votes by phone or the Internet, however, in all cases your vote must be submitted by 11:59 p.m. Eastern Time on Monday, May 6, 2019.

Stockholders of record can request a new proxy card by contacting Broadridge at 1-800-579-1639 or sendmaterial@proxyvote.com.

Stockholders with shares held by a broker, trustee or bank can obtain a new voting instruction form by contacting your broker, trustee or bank.

Stockholders whose shares are held in one of the Company’s 401(k) retirement plans can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Corporate Secretary. Please refer to the section titled How are shares voted that are held in the Company’s 401(k) plan? for more information.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your new choices will be voted.

How are shares voted that are held in the Company’s 401(k) plan?

On the record date, 2,707,507 shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), provided Notice of Proxy and Access instructions to each participant who held shares through the Company’s 401(k) plans on the record date. The trustees will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustees will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Monday, May 6, 2019. Because the shares must be voted by the trustee, those who hold shares through the 401(k) plans may not vote those shares at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results in a current report on Form 8-K to be filed on or before May 15, 2019. You can read or print a copy of that report at www.alaskaair.com under About Alaska/Investor Relations or by going directly to the SEC EDGAR files at www.sec.gov.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you hold Alaska Air Group stock in more than one account. Please complete and submit all proxies to ensure that all your shares are voted or vote by Internet or phone using each of the identification numbers.

EXHIBIT A

ALASKA AIR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

(As amended by the Board on February 15, 2019

for Offering Periods commencing on or after September 1, 2019)

1.	PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Company, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  This Plan is also intended to encourage Eligible Employees to remain in the employ of the Company or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Company.

2.	DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

(a)	“Account” means the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Section 7(a).
(b)	“Board” means the Board of Directors of the Company, as defined below.
(c)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
(d)	“Commission” means the U.S. Securities and Exchange Commission.
(e)	“Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 12.
(f)

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

(g)	“Company” means Alaska Air Group, Inc., a Delaware corporation, and its successors.
(h)

“Compensation” means an Eligible Employee’s base pay, inclusive of overtime and any employer paid leave.  Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125, or 129 of the Code.  Any other form of remuneration is excluded from Compensation, including (but not limited to) the following:  cash bonuses, severance pay, hiring bonuses, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, the payment of stock units, performance awards, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income.  Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company or any Subsidiary (including, without limitation, the Company’s Nonqualified Deferred Compensation Plan).

(i)

“Contributions” means the bookkeeping amounts credited to the Account of the Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Stock under and in accordance with this Plan.

(j)	“Effective Date” means March 11, 2010, the date on which this Plan was initially adopted by the Board.

(k)

“Eligible Employee” means, subject to Section 3, any person employed by the Company or any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary”; provided, however, that “Eligible Employee” shall not include any employee whose customary employment is for less than five (5) months in a calendar year.

(l)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.
(m)	“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.
(n)	“Fair Market Value” on any date means:
(1)

if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is so listed or admitted to trade, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock on such exchange on the next preceding date on which there was trading in the shares of Common Stock; or

(2)	in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.
(o)	“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.
(p)	“Individual Limit” has the meaning given to such term in Section 4(b).
(q)

“Offering Period” means the six (6) month period commencing on each Grant Date; provided, however, the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period.  Unless otherwise expressly provided by the Committee in advance of a particular Offering Period, the Grant Date for that Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.

(r)	“Option” means the option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.
(s)	“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).
(t)

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

(u)	“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.
(v)	“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).
(w)	“Plan” means this Alaska Air Group, Inc. Employee Stock Purchase Plan, as it may be amended or restated from time to time.
(x)	“Subscription Agreement” means the written agreement or applicable electronic form of agreement filed by an Eligible Employee with the Company pursuant to Section 6 to participate in this Plan.
(y)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.	ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date may participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section  6; provided, however, that the Committee may impose a requirement, prior to the start of an Offering Period, that an individual be employed with the Company or a Participating Subsidiary for a specified period of time (which shall be less than two years) prior to the applicable Grant Date to be eligible to participate in that Offering Period.

4.	STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS
(a)

Aggregate Share Limit.   Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Company’s authorized but unissued Common Stock.  The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan is 8,000,000 shares, subject to adjustments pursuant to Section 17.

(b)

Individual Share Limit.  The maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 8,000, subject to adjustments pursuant to Section 17 (the “Individual Limit”).  The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval.

(c)

Shares Not Actually Delivered.   Shares that are subject to or underlie Options, which for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

5.	OFFERING PERIODS

During the term of this Plan, the Company will grant Options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period.  Unless otherwise specified by the Committee in advance of the Offering Period, Offering Periods will be of approximately six (6) months duration and will commence on November 1 and May 1 each year and will end on the following April 30 and October 31, respectively; provided that there will be an Offering Period of approximately eight (8) months commencing on September 1, 2019 and ending on April 30, 2020.  Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted.  The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period.  The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date.  Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no shares of Common Stock remain available for Options pursuant to Section 4.

6.	PARTICIPATION
(a)

Enrollment.   An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate).  To become effective, a Subscription Agreement must be signed by the Eligible Employee and be filed with the Company at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so requires, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b)

Contribution Limits.   Notwithstanding the foregoing, a Participant may not elect to contribute less than one percent (1%) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions.  The Committee also may prescribe other limits, rules or procedures for Contributions.

(c)

Content and Duration of Subscription Agreements.   Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions.  An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be executed and filed with the Company.

7.	METHOD OF PAYMENT OF CONTRIBUTIONS
(a)

Participation Accounts.   The Company shall maintain on its books, or cause to be maintained by a record keeper, an Account in the name of each Participant.  The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date.  A Participant may not make any additional payments to his or her Account.  A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)

Payroll Deductions.  Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last date of the payroll period which coincides with or immediately proceeds the applicable Exercise Date, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.

(c)

Changes in Contribution Elections for Next Offering Period; One-Time Reduction Permitted During an Offering Period.   A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election.  Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Company’s receipt of such election , provided that a Participant may, on one occasion only during an Offering Period, elect to decrease (but not increase) the level of his or her Contributions (subject to Section 6(b)) by filing a new Subscription Agreement with the Company indicating such election, which election shall be effective as soon as administratively practicable following its receipt by the Company. Except as contemplated by the foregoing proviso and Section 7(d) and 7(e), changes in Contribution levels may not take effect during an Offering Period.  Other modifications or suspensions of Subscription Agreements are not permitted.

(d)

Withdrawal During an Offering Period.  A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Company, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form or applicable electronic withdrawal form which shall be signed by the Participant.  Such termination shall be effective as soon as administratively practicable after its receipt by the Company.  A withdrawal election pursuant to this Section 7(d) with respect to an Offering Period shall only be effective, however, if it is received by the Company prior to the Exercise Date of the Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date).  Partial withdrawals of Accounts are not permitted.

(e)

Discontinuance of Contributions During an Offering Period.  A Participant may discontinue his or her Contributions at any time during an Offering Period by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election.  If a Participant elects to discontinue his or her Contributions pursuant to this Section 7(e), the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(f)

Leaves of Absence.   During leaves of absence approved by the Company or a Participating Subsidiary and meeting the requirements of Regulation 1.421- 1(h)(2) under the Code, a Participant may elect to continue participation in this Plan by delivering cash payments to the Company on his or her normal paydays equal to the reduction in his or her Plan Contributions caused by his or her leave.

8.	GRANT OF OPTION
(a)

Grant Date; Number of Shares.   On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock.  The Option shall be exercised on the Exercise Date.  The number of shares of Common Stock subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the limits of Section 8(c).

(b)

Option Price.  The Option Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of that Offering Period; or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of that Offering Period; provided, however, that the Committee may provide prior to the start of any Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on that Grant Date of that Offering Period, or (2) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period.  Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a share of Common Stock.

(c)

Limits on Share Purchases.  Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(1)

it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary; or

(2)

such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Company, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the Fair Market Value of the stock of the Company, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first becomes exercisable during the calendar year.  In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.	EXERCISE OF OPTION
(a)

Purchase of Shares.  Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

(b)

Account Balance Remaining After Purchase.   If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date.  If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date.  If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.	DELIVERY OF SHARES

As soon as administratively practicable after the Exercise Date, the Company shall, provide for the crediting of the shares of Common Stock purchased upon exercise of a Participant’s Option in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or record keeping service for the benefit of the Participant.  In the event the Company is required to obtain from any commission or agency authority to deliver such shares, the Company will seek to obtain such authority.  If the Company is unable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any reason the Company cannot issue or deliver shares of Common Stock and satisfy Section 21, the Company shall be relieved from liability to any Participant except that the Company shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balanced credited to his or her Account that would have otherwise been used for the purchase of such shares.  Without limiting the generality of Section 12(b)(3), if shares are delivered to a broker for the benefit of a Participant as described above, the Committee may adopt such policies and procedures as it determines appropriate regarding the Participant’s ability to transfer such shares from such broker account before the expiration of two years from the Grant Date of the Offering Period for which those shares were acquired and one year from the Exercise Date of the Offering Period for which those shares were acquired (provided, that nothing in this Section 10 shall prohibit a sale of such shares by the Participant on the open market or a transfer of such shares upon the death of the Participant).

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS
(a)

General.   Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(d), at any time prior to the Exercise Date for the Offering Period in which he or she participates, such Participant shall not be eligible to exercise the Option for that Offering Period and Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b)

Change in Eligible Status; Leave.   If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Company or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Company or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(c)

Re-Enrollment.   A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period.  However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.  A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d)

Change in Subsidiary Status.  For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Company or another Subsidiary.

12.	ADMINISTRATION
(a)

The Committee.   The Board shall appoint the Committee, which shall be composed of not less than two members of the Board.  The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise.  The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board.  Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.  No member of the Committee shall be entitled to act on or decide any matters relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)

Powers and Duties of the Committee.   Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, without limitation, deadlines for making elections or for providing any notices contemplated by this Plan, which deadlines may be more restrictive than any deadlines otherwise contemplated by this Plan); and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes.  Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.

(c)

Decisions of the Committee are Binding.   Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d)

Indemnification.   Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e)

Reliance on Experts.   In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company.  No director, officer or agent of the Company or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

(f)	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary.
13.	DEATH BENEFITS

If a Participant dies, the Company shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or the right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant.  Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan.  Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

15.	USE OF FUNDS; INTEREST

All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose.  Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise).  Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company and, except for any shares that may be reserved on the books of the Company for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.	REPORTS

Statements shall be provided (either electronically or in written form, as the Committee may provide from time to time) to Participants as soon as administratively practicable following each Exercise Date.  Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all of the assets of the Company as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Company, or any other event described in Section 17 that the Company does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options.  In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION
(a)

Effective Date; Termination.   This Plan became effective as of the Effective Date.  No new Offering Periods shall commence on or after February 14, 2029 and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19.  In the event that all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro- rata basis determined with respect to Participants’ Account balances.

(b)

Board Amendment Authority.   The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice.  Stockholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan.  No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.  No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Company under any Option granted under this Plan prior to the effective date of such change.  Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(c)

Certain Additional Committee Authority.   Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date stockholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements sets forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder).  Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change.  Any such change shall not require stockholder approval.

20.	NOTICES

All notices or other communications by a Participant to the Company contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Company and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.	PLAN CONSTRUCTION
(a)

Section 16.   It is the intent of the Company that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under the Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible.  Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

(b)

Section 423.   Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code.  Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c)

Interpretation.   If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict.  If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.	EMPLOYEES’ RIGHTS
(a)

No Employment Rights.   Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause.  Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)

No Rights to Assets of the Company.   No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any Option hereunder.  Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant, Beneficiary or other person.  To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

(c)

No Stockholder Rights.   A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant.  No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS
(a)	Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.
(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
(c)

Captions and Headings.   Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference.  Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(d)

No Effect on Other Plans or Corporate Authority.   The adoption of this Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect.  Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.  Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

25.	TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Company reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise.  In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for tax withholding amount).

Should the Company for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Company or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Subsidiary reasonably determines that it or an affiliate is required to withhold with respect to such event.

26.	NOTICE OF SALE

Any person who has acquired shares under this Plan shall give prompt written notice to the Company of any sale or other transfer of the shares if such sale or transfer occurs(1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares were acquired.

ALASKA AIR GROUP, INC. P.O. BOX 68947 SEATTLE, WA 98168 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 8, 2019 (11:59 P.M. Eastern Time on May 6, 2019 for the Employee Plans). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/alk2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 8, 2019 (11:59 P.M. Eastern Time on May 6, 2019 for the Employee Plans). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.   E63491-P17129KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY   ALASKA AIR GROUP, INC. The Board of Directors recommends a vote FOR all the nominees listed, a vote FOR Proposals 2, 3 and 4, and a vote AGAINST Proposals 5 and 6. 1. Election of Directors to One-Year Terms Abstain Against For Nominees: 1a. Patricia M. Bedient 2. Approve (on an advisory basis) the compensation of the Company's Named Executive Officers.  1b. James A. Beer 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the fiscal year 2019.  1c. Marion C. Blakey 4. Approve the Amendment of the Company's Employee Stock Purchase Plan.  1d. Phyllis J. Campbell 5. Stockholder Proposal regarding the Company's disclosure of political spending.  1e. Raymond L. Conner 1f. Dhiren R. Fonseca 6. Stockholder Proposal regarding changes to the Company's proxy access bylaw.  1g. Susan J. Li NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  1h. Helvi K. Sandvik 1i. J. Kenneth Thompson 1j. Bradley D. Tilden 1k. Eric K. Yeaman Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date For Against Abstain Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Form 10-K are available at www.proxyvote.com. E63492-P17129 ALASKA AIR GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2019, 2:00 PM PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder hereby appoints Bradley D. Tilden and Kyle B. Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Alaska Air Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders. If applicable, the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc. Savings Investment Plan, and/or Fidelity Management Trust Company, as Trustee of the Alaska Airlines, Inc. Pilots Investment and Savings Plan, at the Annual Meeting of Stockholders. This form, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Time on Monday, May 6, 2019, these shares will not be voted by the Trustees. The Annual Meeting of Stockholders is to be held online at www.virtualshareholdermeeting.com/alk2019 at 2:00 p.m. Pacific Time on Thursday, May 9, 2019 and at any adjournment or postponement thereof. When this proxy is properly executed, the shares to which the proxy relates will be voted as directed. If no such directions are made, this proxy will be voted FOR all the nominees listed, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope or by voting over the Internet or by telephone. Continued and to be signed on reverse side.